MEZZANINE LOAN AGREEMENT

Dated as of October 17, 2016

Between

PLYMOUTH INDUSTRIAL 20 LLC,

as Borrower

and

DOF IV REIT HOLDINGS, LLC,

as Lender

TABLE OF CONTENTS

i

ii

EXHIBITS

Exhibit A	-	Mortgage Borrowers

SCHEDULES

Schedule I	-	Rent Roll
Schedule II	-	Organizational Chart
Schedule III	-	Updated Information
Schedule IV	-	Allocated Loan Amount
Schedule V	-	Material Agreements
Schedule VI	-	Management Agreements
Schedule VII	-	Form of Cash Flow Reconciliation Statement

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MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT, dated as of October 17, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company, having an address at c/o Torchlight Investors, LLC, 475 Fifth Avenue, New York, New York 10017 (together with its successors and assigns, collectively, “Lender”), and PLYMOUTH INDUSTRIAL 20 LLC, a Delaware limited liability company, having an address at 260 Franklin Street, 19th Floor, Boston, Massachusetts 02110 (together with its permitted successors and assigns, collectively, “Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower.

WHEREAS, simultaneously herewith, the entities identified on Exhibit A annexed hereto and made a part hereof (such entities, individually and collectively, “Mortgage Borrower”) are borrowing the Mortgage Loan from the Mortgage Lender pursuant to the Mortgage Loan Agreement (each as defined herein);

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1   Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“11540 Mosteller Property” shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

“Act” shall have the meaning set forth in Section 3.1.24(s) hereof.

“Accounts” shall mean any account established by this Agreement or the other Loan Documents (including, without limitation, any Substitute Cash Management Account and any accounts containing Substitute Reserve Funds).

“Accrued Balance” shall have the meaning set forth in Section 2.3.1(a) hereof.

“Affiliate” shall mean, as to any Person, any other Person that (i) directly or indirectly, owns ten percent (10%) or more of legal, beneficial or economic interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or officer of such Person or of an Affiliate of such Person and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Allocated Loan Amount” shall mean, the greater of (i) the amount equal to the Allocated Loan Percentage of the Subject Parcel multiplied by the total Outstanding Principal Balance (including the Accrued Balance) as of the date the Subject Parcel is released pursuant to Section 2.6.3 hereof and (ii) the amount equal to the Mezz Allocated Loan Amount Floor.

“Allocated Loan Percentage” shall mean, with respect to each individual Property, the percentage set forth in column B (titled “Allocated Loan Percentage”) on Schedule IV annexed hereto and made a part hereof.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Threshold” shall mean $500,000.

“Annual Budget” shall mean, individually and collectively, as the context may require, each “Operating Budget” as defined in the Mortgage Loan Agreement.

“Appraisal” shall mean, collectively, an appraisal of each Property in its then “as is” condition, prepared by a member of the Appraisal Institute selected by Lender, which appraisal (i) shall meet the minimum standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), and (ii) otherwise shall be in form and substance satisfactory to Lender in its sole and absolute discretion.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(h) hereof.

“Asset Management Agreement” shall mean that certain Asset Management Agreement, dated as of the date hereof, between Mortgage Borrower and Asset Manager, pursuant to which Asset Manager is to provide asset management and other services with respect to the Property, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Asset Manager” shall mean Plymouth Industrial REIT, Inc., a Maryland corporation, together with its permitted successors and assigns.

“Asset Manager Consent and Recognition Agreement” shall mean that certain Consent and Subordination of Asset Manager, dated as of the date hereof, among Borrower, Lender and Asset Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Law; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting publicly or in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Law” shall mean the U.S. Bankruptcy Code, any other applicable federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“BIE Reconciliation Statement” shall have the meaning set forth in Section 4.1.6(c).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Distributive Share” shall have the meaning set forth in Section 2.7.2 hereof.

“Borrower’s Invested Equity” shall mean the aggregate amount of capital contributed to Borrower and each Mortgage Borrower during the Term pursuant to the terms of their respective operating agreements, including the amount of the Minimum Equity Contribution, as set forth in the BIE Reconciliation Statement.

“Borrower’s Recourse Liabilities” shall have the meaning set forth in Section 11.22 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or public holiday or a day on which federally insured depository institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

“Capital Expenditures” shall mean, for any period, the amounts expended for items required to be capitalized under GAAP (including expenditures for replacements, building improvements, major repairs, alterations, tenant improvements and leasing commissions).

“Capital Event” shall mean (i) the sale, installment sale, assignment, master lease, ground lease, sale and leaseback, exchange or other disposition in any manner whatsoever, of all or any portion of the Property or any interest therein, (ii) the sale, installment sale, assignment, exchange or other disposition in any manner whatsoever of all or any portion of direct or indirect ownership interest in Borrower or any Mortgage Borrower (other than the redemption of DOF IV Plymouth’s Membership Interest (as defined in the JV Agreement) pursuant to the terms of the JV Agreement), (iii) the partial or total condemnation of all or a portion of any individual Property to the extent an Award is received by Borrower or any Mortgage Borrower and not applied to or reserved for Restoration, (iv) the partial or total damage or destruction of any Property or any portion thereof, to the extent of Insurance Proceeds received by Borrower or any Mortgage Borrower and not applied to or reserved for Restoration, (v) any financing or refinancing of any indebtedness relating to all or any part of the Property, and (vi) any other receipt of funds under circumstances which would be deemed a capital transaction under generally accepted accounting principles for real estate transactions.

“Capital Event Proceeds” shall mean all proceeds (net of any customary and reasonable third party transaction costs) of a Capital Event.

“Casualty” shall mean any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Cause” shall mean, with respect to an Independent Manager, (i) any acts or omissions by such Independent Manager that constitute systematic, persistent or willful disregard of such Independent Manager’s duties, (ii) such Independent Manager has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements or (iii) the death or disability of such Independent Manager.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean, collectively, the “Collateral” as such term is defined in each Pledge Agreement and shall also include all Substitute Reserve Funds and all amounts on deposit in any Account and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.

“Competitive Offer(s)” shall have the meaning set forth in Section 11.34(a) hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Control” or “control” shall mean with respect to any Person, (i) ownership, directly or indirectly, of greater than fifty percent (50%) of the ownership interest in such Person or (ii) the power or authority, directly or indirectly through one or more intermediaries, through the ownership of voting securities, by contract or otherwise, to direct or cause the direction of the day-to-day management, activities or policies of such Person. This definition is to be construed to apply equally to variations of the word “controlled”, “controlling” and “controlled by”.

“Controlled Affiliate” shall mean, as to any Person, any other Person that (i) is in control of, is controlled by or is under common ownership or control with such Person, (ii) is a director or officer of such Person or of a Controlled Affiliate of such Person with the power to direct or cause the direction of the management, policies or activities of such Person or Controlled Affiliate and/or (iv) is the spouse, issue or parent of such Person or of a Controlled Affiliate of such Person.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note and this Agreement.

“Debt Service Coverage Ratio” shall mean a ratio, as determined by Lender for the applicable period, in which:

(i)       the numerator is the Net Operating Income for the Property; and

(ii)       the denominator is the sum of (i) the aggregate Debt Service due and payable during such period and (ii) the aggregate Mortgage Debt Service due and payable during such period.

“Debt Yield” shall mean a ratio, as determined by Lender for the applicable period, in which:

(i)       the numerator is the Net Operating Income for the Property; and

(ii)       the denominator is the sum of (i) the Outstanding Principal Balance and (ii) the outstanding principal balance of the Mortgage Loan.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

“Deposit Account” shall have the meaning ascribed to such term in the Mortgage Loan Cash Collateral Agreement.

“Disclosure Documents” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.

“DOF IV Plymouth” shall mean DOF IV Plymouth PM, LLC, a Delaware limited liability company.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by S&P, “A2” by Moody’s and “AA-” by Fitch or (b) KeyBank, National Association, Wells Fargo, National Association or PNC Bank, National Association, provided that the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings in effect on the date hereof.

“Environmental Indemnity” shall mean, collectively, as the context may require (i) that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower, Plymouth OP and Plymouth REIT in connection with the Loan for the benefit of Lender, and (ii) any other environmental indemnity agreement delivered to Lender in connection with the Loan, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall have the meaning ascribed to such term in the Environmental Indemnity.

“ERISA” shall have the meaning set forth in Section 4.2.10 hereof.

“ESA” shall have the meaning set forth in Section 3.1.50(d) hereof.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean an Executive Order of the President of the United States of America.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(h) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Financing Right of First Refusal” shall have the meaning set forth in Section 11.34(a) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1st and ending on December 31st during each year of the Term.

“Fitch” shall mean Fitch, Inc.

“Future Advance” shall have the meaning ascribed to such term in the Mortgage Loan Future Advance Agreement.

“Future Financing” shall have the meaning set forth in Section 11.34(a) hereof.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Government Lists” shall mean, collectively, (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order.

“Governmental Authority” shall mean any court, agency, board, bureau, commission, department, office or other authority of any nature whatsoever of any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Grantor Trust” shall mean a grantor trust under Subpart E of Part 1 of Subchapter J of the Code.

“Gross Revenue” shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

“Guarantor” shall mean, individually and collectively, Plymouth REIT, Plymouth OP, Jeffrey Witherell, an individual, Pendleton White, an individual, Daniel Wright, an individual, and any other Person who has delivered a Guaranty or Environmental Indemnity to Lender pursuant to the Loan Documents.

“Guaranty” shall mean, collectively, as the context may require, (i) that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Plymouth REIT, Plymouth OP, Jeffrey Witherell, an individual and Pendleton White, an individual, in connection with the Loan for the benefit of Lender, (ii) that certain Guaranty of Recourse Obligations, dated as of the date hereof, executed by Daniel Wright, an individual, in connection with the Loan for the benefit of Lender and (iii) any other guaranty delivered to Lender in connection with the Loan, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall have the meaning ascribed to such term in the Environmental Indemnity.

“Improvements” shall have the meaning set forth in the Mortgage Loan Agreement.

“Indebtedness” shall, with respect to any Person, have the meaning set forth in the Mortgage Loan Agreement.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b) hereof.

“Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager” shall have the meaning set forth in Section 3.1.24(o) hereof.

“Initial Pay Rate” shall mean a fixed rate per annum equal to seven percent (7.0%), compounded monthly.

“Insolvency Opinion” shall mean, as the context may require, any bankruptcy non-consolidation opinion delivered to Lender in connection with the Loan (including any bankruptcy non-consolidation opinion delivered to Lender subsequent to the closing of the Loan in accordance with the Loan Documents).

“Insurance Premiums” shall mean the premiums required to be paid in connection with the Policies.

“Insurance Proceeds” shall mean the amount of all insurance proceeds paid under the Policies.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof by and between Lender and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Interest Period” shall mean, with respect to any Monthly Payment Date, the full calendar month immediately preceding such Monthly Payment Date (i.e. the period commencing on the Monthly Payment Date of the preceding calendar month (the 1st) and terminating on the day immediately preceding such Monthly Payment Date (the last day of the month); provided, however, that the initial Interest Period shall begin on the Closing Date and shall end on October 31, 2016.

“Interest Rate” shall mean a fixed rate per annum equal to fifteen percent (15.0%), compounded monthly.

“Internal Approvals” shall have the meaning set forth in Section 11.34(b) hereof.

“IRS” means the United States Internal Revenue Service.

“JV Agreement” shall mean that certain Limited Liability Company Agreement of Plymouth Industrial 20 LLC dated on or about the date hereof by and among DOF IV Plymouth and Plymouth Industrial 20 Financial, as members.

“Key Principals” shall mean each of Jeffrey Witherell, Pendleton White and Daniel Wright.

“Land” shall have the meaning set forth in the granting clause of the Security Instrument.

“Lease” shall mean any lease, sublease, subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Agent Consent and Recognition Agreement” shall mean that certain Consent and Subordination of Leasing Agent, dated as of the date hereof, among Borrower, Lender and Cawley Chicago Commercial Real Estate, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Leasing Agreement” shall mean that certain Leasing Agreement between Stern Mortgage Borrower and Cawley Chicago Commercial Real Estate, dated June 1, 2016.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transactions with respect to the Loan, Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property or any part thereof or the ownership of the Collateral or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all landmark preservation requirements, covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or otherwise binding on the Property, at any time in force affecting Borrower, Mortgage Borrower, Guarantor, the Collateral, or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lender Indemnitees” shall mean (i) Lender and any designee of Lender, (ii) any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with such Securitization, (iii) any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser in connection with a Securitization, (iv) any other co-underwriters, co-placement agents or co-initial purchasers in connection with a Securitization, (v) each Person who controls (within the meaning of Section 15 of the Exchange Act) any Person described in any of the foregoing clauses, (vi) any Person who is or will have been involved in the origination of the Loan, (vii) any Person who is or will have been involved in the servicing of the Loan, (viii) any Person in whose name the Lien created by the Pledge Agreement and the other Loan Documents are or will be recorded or filed, (ix) any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (x) any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, (xi) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business and (xii) the respective officers, directors, shareholders, partners, members, employees, agents, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment, security interest, easement, restrictive covenant, preference, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing affecting (i) all or any portion of the Property, the Collateral or any interest therein or (ii) any direct or indirect interest in Mortgage Borrower, Borrower, Guarantor or Plymouth Industrial 20 Financial, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of THIRTY MILLION and NO/100 Dollars ($30,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Guaranty, the Environmental Indemnity, the Manager Consent and Recognition Agreement, the Asset Manager Consent and Recognition Agreement, the Leasing Agent Consent and Recognition Agreement, the Borrower’s Certificate and all other documents, agreements, certificates and instruments now or hereafter executed, acknowledged and/or delivered in connection with the Loan.

“Loan Party” shall mean, individually and collectively, Borrower, Guarantor and Plymouth Industrial 20 Financial.

“Loan-to-Value Ratio” shall mean a ratio, as determined by Lender as of a particular date, in which: (i) the numerator is equal to the Outstanding Principal Balance plus the outstanding principal balance of the Mortgage Loan and (ii) the denominator is equal to the then appraised value of the Property based on an Appraisal prepared as of the date of such determination.

“Loan Year” shall mean each one-year period beginning on the Closing Date and each anniversary of the Closing Date.

“Major Lease” shall mean any Lease which (i) either individually or when taken together with any other Lease with the same Tenant or any Affiliate of such Tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such Lease or Leases, (a) covers or is expected to cover more than 25,000 square feet at any individual Property, (b) requires the payment of base rent in an amount equal to or exceeding twenty percent (20.00%) of the Gross Revenue for any individual Property, or (c) covers the entirety of one or more individual Properties, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower, Guarantor, Asset Manager or Manager as Tenant, (iv) is entered into during the continuation of an Event of Default, or (v) is entered into with any Tenant identified by Lender as a “major tenant” of any individual Property.

“Management Agreement” shall mean, individually and collectively, as the context may require, those certain management agreements more particularly described on Schedule VI annexed hereto and made a part hereof, pursuant to which Manager is to provide management and other services with respect to each Property (other than the 210 American Property (as defined on Exhibit A annexed hereto), for which there is no management agreement in place as of the Closing Date), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Manager” shall mean, individually and collectively, as the context may require, (i) Metro Chicago Management d/b/a Cawley Chicago Management, with respect to the 3940 Stern Property, the 1875 Holmes Property, the 1355 Holmes Property, the 189 Seegers Property, the 11351 West 183rd Property and the 2401 Commerce Property (as such terms are defined on Exhibit A annexed hereto), (ii) Cassidy Turley Commercial Real Estate Services, Inc., with respect to the Mosteller Property, the 4115 Thunderbird Property, the 7585 Empire Property, the 3500 Southwest Property, the 3100 Creekside Property, the 8288 Green Meadows Property, the 8273 Green Meadows Property and the 7001 Americana Property (as such terms are defined on Exhibit A annexed hereto), (iii) McKee and McFarland, Inc., with respect to the Shelby Drive Property (as such term is defined on Exhibit A annexed hereto), (iv) HSA Commercial Inc., with respect to the 32 Dart Property (as such term is defined on Exhibit A annexed hereto), (v) Boulos Property Management d/b/a CBRE – Boulos Asset Management, with respect to the 56 Milliken Property (as such term is defined on Exhibit A annexed hereto), (vi) Growth Capital Management, Ltd., with respect to the 4 East Stow Property (as such term is defined on Exhibit A annexed hereto) and (vii) G&E Real Estate Management Services Inc., with respect to the 1755 Enterprise Property (as such term is defined on Exhibit A annexed hereto), together with each of the foregoing’s permitted successors and assigns under the Management Agreement, or any Qualified Manager appointed in accordance with the terms of this Agreement.

“Manager Consent and Recognition Agreement” shall mean those certain Consents and Subordination of Property Manager, each dated as of the date hereof, among Borrower, Lender and each Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, assets or financial condition of Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property, (ii) the ability of Mortgage Borrower, Borrower or Guarantor, to perform its obligations under the Loan Documents to which it is a party, (iii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document or (iv) the value, use or operation of the Property or the Collateral or the cash flows from the Property or the Collateral.

“Material Agreements” shall mean (i) each management, brokerage or leasing agreement (other than the Management Agreement, the Leasing Agreement and the Asset Management Agreement), and (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases and the Mortgage Loan Documents) that (A) provides for aggregate annual payments in excess of $50,000, (B) is for a term longer than one year or (C) is not cancelable on thirty (30) days’ or less notice without the payment of any termination fee or payments of any kind, in each case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of the Property or the Collateral, whether written or oral.

“Maturity Date” shall mean the earlier of (i) November 1, 2023, (ii) the maturity date of the Mortgage Loan and (iii) such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezz Allocated Loan Amount Floor” shall mean, with respect to each individual Property, the amount set forth in column A (titled “Mezz Allocated Loan Amount Floor”) on Schedule IV annexed hereto and made a part hereof.

“Minimum Equity Contribution” shall have the meaning set forth in Section 3.1.51 hereof.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Interest Payment” shall mean (i) with respect to each Monthly Payment Date occurring on or prior to November 1, 2020, an amount equal to all interest that accrued on the Outstanding Principal Balance during the applicable Interest Period at the Initial Pay Rate and (ii) with respect to each Monthly Payment Date thereafter, an amount equal to all interest that accrued on the Outstanding Principal Balance during the applicable Interest Period at the Subsequent Pay Rate.

“Monthly Payment Date” shall mean the 1st day of every calendar month occurring during the Term commencing with December 1, 2016; provided, however, that Lender shall have the right to change the Monthly Payment Date to any other day of a calendar month selected by Lender, in its sole and absolute discretion (including in connection with a Securitization) upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly and such Monthly Payment Date shall take effect in respect of the Monthly Payment Date for the Interest Period following the Interest Period during which Lender notifies Borrower.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Borrower” shall have the meaning set forth in the recitals hereto.

“Mortgage Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Mortgage Loan Documents.

“Mortgage Lender” shall mean, individually or collectively, as the context may require, AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation, AMERICAN HOME ASSURANCE COMPANY, a New York corporation, NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation, and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation, and each of their respective successors and assigns.

“Mortgage Loan” shall mean that certain mortgage loan made as of the date hereof by Mortgage Lender to Mortgage Borrower in the original maximum principal amount of up to $120,000,000.00 and evidenced and secured by the Mortgage Loan Documents.

“Mortgage Loan Agreement” shall mean that certain Loan Agreement, dated as of the date hereof, by and between Mortgage Lender and Mortgage Borrower, as the same may be amended, restated, replaced and otherwise modified from time to time.

“Mortgage Loan Cash Collateral Agreement” shall mean that certain Cash Collateral Agreement, dated as of the date hereof, by and among Mortgage Borrower, Mortgage Lender and Berkadia Commercial Mortgage LLC, as servicer, as the same may be amended, restated, replaced and otherwise modified from time to time in accordance with the terms hereof.

“Mortgage Loan Cash Management Provisions” shall mean the terms and conditions of the Mortgage Loan Documents relating to cash management and lockboxes (including, without limitation, those relating to the Deposit Account and those set forth in the Mortgage Loan Cash Collateral Agreement).

“Mortgage Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default” shall mean a “Default” or an “Event of Default”, as such terms are defined in the Mortgage Loan Agreement.

“Mortgage Loan Future Advance Agreement” shall mean that certain Future Advance Agreement and Agreement to Add Property, dated as of the Closing Date, by and among Mortgage Borrowers and Mortgage Lender, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgage Loan Guarantor” shall mean Guarantor and any other Person who has delivered or who hereafter delivers a guaranty or environmental indemnity to Mortgage Lender pursuant to the Mortgage Loan Documents.

“Mortgage Loan Insurance Agreement” shall mean that certain Agreement Concerning Insurance Requirements, dated as of the date hereof, by and among Mortgage Borrower and Mortgage Lender, as the same may be amended, supplemented or otherwise modified from time to time with Lender’s prior written consent

“Mortgage Loan Insurance Requirement Provisions” shall mean the insurance requirement provisions set forth in (i) the Mortgage Loan Insurance Agreement and (ii) Section 5.1.16 of the Mortgage Loan Agreement.

“Mortgage Loan Partial Release Agreement” shall mean that certain Partial Release of Property Agreement, dated as of the date hereof, by and among Mortgage Borrower and Mortgage Lender, as the same may be amended, supplemented or otherwise modified from time to time with Lender’s prior written consent.

“Mortgage Loan Reserve Agreement” shall mean, individually and collectively, the Mortgage Loan Reserve Agreement (Immediate Repairs) and the Mortgage Loan Reserve Agreement (TI/LC)

“Mortgage Loan Reserve Agreement (Immediate Repairs)” shall mean that certain Reserve Agreement (Immediate Repairs), dated as of the Closing Date by and among Mortgage Borrowers, Mortgage Lender and Mortgage Loan Servicer, as the same may be modified, amended and/or supplemented from time to time.

“Mortgage Loan Reserve Agreement (TI/LC)” shall mean that certain Reserve Agreement (TI/LC), dated as of the Closing Date by and among Mortgage Borrowers, Mortgage Lender and Mortgage Loan Servicer, as the same may be modified, amended and/or supplemented from time to time.

“Mortgage Loan Reserves” shall mean each escrow or reserve fund established by the Mortgage Loan Documents, including, without limitation, escrows or reserves for Property Impositions (as defined in the Mortgage Loan Agreement), Insurance Premiums, Tenant Improvement Costs (as defined in the Mortgage Loan Reserve Agreement (TI/LC)), Leasing Commissions (as defined in the Mortgage Loan Reserve Agreement (TI/LC), and Immediate Repairs (as defined in the Mortgage Loan Reserve Agreement (Immediate Repairs).

“Mortgage Loan Restoration Provisions” shall mean the terms and conditions of Sections 5.1.16 and 5.1.17 of the Mortgage Loan Agreement relating to Restoration in connection with a Casualty and/or Condemnation to any Property.

“Mortgage Loan Servicer” shall mean the “Servicer” as defined in the Mortgage Loan Agreement.

“Mosteller Determination Date” shall have the meaning set forth in Section 4.1.32 hereof.

“Mosteller Transfer” shall have the meaning set forth in Section 4.1.32 hereof.

“Mosteller Transferee” shall have the meaning set forth in Section 4.1.32 hereof.

“Net Operating Income” shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Sales Proceeds” shall mean the gross sales price of each Subject Parcel, less all actual customary and reasonable third party transaction costs and expenses approved by Lender in connection with the sale of such Subject Parcel.

“Note” shall mean that certain Promissory Note, dated the date hereof, in the stated principal amount of THIRTY MILLION and NO/100 Dollars ($30,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 11.6 hereof.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or other Securitization Indemnified Parties in connection with, or in anticipation of, a Securitization.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer or other duly authorized representative of Borrower.

“Operating Expenses” shall mean the “Property Expenses” as defined in the Mortgage Loan Agreement.

“Organizational Documents” shall mean, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.

“Other Charges” shall mean all ground rents, maintenance charges, impositions (other than Property Taxes), water rates or sewer rents, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Obligations” shall mean: (i) all obligations of Borrower contained in this Agreement, the Note or any other Loan Document, (ii) all obligations of Borrower contained in any renewal, extension, amendment, restatement, modification, consolidation, change of, or substitution or replacement for all or any part of this Agreement, the Note or any other Loan Document, excluding, in each case, Borrower’s obligation for the payment of the Debt, and (iii) the payment of all sums in accordance with the TL Participation Agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Patriot Act” shall mean, collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56), as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Patriot Act Offense” shall mean (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents and the Mortgage Loan Documents, (ii) all Liens, encumbrances and other matters expressly set forth on Schedule A or Schedule B of any Title Insurance Policy otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Property Taxes and Other Charges imposed by any Governmental Authority not yet due and payable, subject to any rights of Borrower to contest the same in good faith pursuant to and in accordance with the terms of Section 4.1.2 hereof, and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall have the meaning set forth in the Mortgage Loan Agreement.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(a)       obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or by a person controlled or supervised by and acting as an instrumentality thereof pursuant to the authority granted by the Congress of the United States, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the General Services Administration (participation certificates), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates) and the U.S. Department of Housing and Urban Development (local authority bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(b)       Federal Housing Administration debentures;

(c)       obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations) and the Student Loan Marketing Association (debt obligations); provided, however, that the investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(d)       unsecured certificates of deposit issued in large denominations and time deposits, in each case having maturities of not more than 365 days issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(e)       fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit issued in large denominations of any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(f)       units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Securities) for money market funds; and

(g)       any other demand, money market or time deposit which has been approved as a Permitted Investment in writing by (a) Lender and (b) as to which Borrower has obtained a Rating Agency Confirmation;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment, or (c) such instrument may be redeemed at a price below the purchase price. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

“Person” shall mean an individual, a corporation, an association, a joint stock company, a trust, a business trust, a partnership, a joint venture, a limited liability company, a real estate investment trust, an unincorporated organization, department, or a government, foreign country or regime (or any agency, agent, instrumentality or political subdivision thereof), or any other entity (whether incorporated or unincorporated).

“Pledge Agreement” shall mean, collectively, (i) that certain Pledge and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Collateral, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (ii) that certain Pledge and Security Agreement, dated as of the date hereof, executed and delivered by Plymouth Industrial 20 Financial as security for the Loan and encumbering the Collateral, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (iii) any other pledge and security agreement delivered to Lender in connection with the Loan, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Plymouth Industrial 20 Financial” shall mean Plymouth Industrial 20 Financial LLC, a Delaware limited liability company, a direct member of Borrower.

“Plymouth OP” shall mean Plymouth Industrial OP, LP, a Delaware limited partnership.

“Plymouth REIT” shall mean Plymouth Industrial REIT, Inc., a Maryland corporation.

“Policies” or “Policy” shall mean the “Required Policy” or “Required Policies”, as applicable, as defined in the Mortgage Loan Insurance Agreement.

“Prepayment Date” shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

“Prohibited Person” shall mean any Person:

(i)       listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders;

(ii)       that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224;

(iii)       with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224;

(iv)       who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)       that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list;

(vi)       that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder;

(vii)       that is listed on any Government List;

(viii)       that has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense;

(ix)       that is currently under investigation by any Governmental Authority for alleged criminal activity; or

(x)       who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (ix) above.

“Property” shall mean each parcel of real property identified on Exhibit A annexed hereto, the Improvements now or hereafter erected, situated or installed thereon and all personal property owned by each Mortgage Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property (real and personal) and the Improvements, all as more particularly described in and encumbered by the Security Instrument, or such lesser number of the properties as the context requires.

“Property Record Agreement” means any reciprocal easement agreement, unilateral easement agreement, access agreement, right of way agreement, environmental remediation agreement, environmental land use restriction or similar agreement benefiting or burdening the Land or the Improvements.

“Property Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon.

“Protective Advances” shall have the meaning set forth in Section 12.2 hereof.

“Qualified Capital Contributions” shall mean capital, in an amount equal to the Redemption Price (as defined in the JV Agreement), actually contributed to Borrower solely for payment to DOF IV Plymouth for the purpose of redeeming the Membership Interest (as defined in the JV Agreement) of DOF IV Plymouth pursuant to and in accordance with the terms of the JV Agreement.

“Qualified Manager” shall mean (i) Manager or (ii) a reputable and experienced manager which, in the reasonable judgment of Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Property; provided, that if a Securitization shall have occurred Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower, a bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, Realpoint LLC, Kroll Bond Ratings and DBRS, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that has rated any of the Securities.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the rating of the Securities (or any class thereof) by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, no Rating Agency has elected to consider whether to grant or withhold such an affirmation, then the term “Rating Agency Confirmation” shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation; provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.

“Refinancing” shall mean the repayment of those certain loans in the aggregate original principal amount of $192,000,000.00 originally made by Senator Global Opportunity Master Fund L.P. to Plymouth OP and evidenced by, inter alia, that certain Loan Agreement dated October 28, 2014, which loans were assigned to Lender and repaid immediately prior to the execution of this Agreement.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“Regulation S-K” means Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

“Regulation S-X” means Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

“Related Loan” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.

“Release Price” shall mean with respect to each individual Subject Parcel, the greater of (i) one hundred twenty percent (120.00%) of the Allocated Loan Amount and (ii) one hundred percent (100.00%) of the Net Sales Proceeds.

“Remaining Capital Event Proceeds Funds” shall have the meaning set forth in Section 2.7.4 hereof.

“Remaining Cash Flow Funds” shall have the meaning set forth in Section 2.7.2 hereof.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.

“Rent Roll” shall mean one or more rent rolls for the Property that are substantially similar in form to the rent roll annexed hereto as Schedule I.

“Repayment Premium” shall mean an amount equal to the positive difference between (A) the sum of one hundred fifty percent (150%) of the amount of the Outstanding Principal Balance (excluding any Accrued Balance included therein) being repaid and (B) the sum of (i) the actual amount of the Outstanding Principal Balance being repaid (no portion of which shall be allocable to Accrued Balance) plus (ii) the portion of interest, if any, paid thereon at the Initial Pay Rate and/or the Subsequent Pay Rate, as applicable, to the date of such repayment, plus (iii) any Accrued Balance allocable to such Outstanding Principal Balance being repaid which has been paid to the date of such repayment. For the avoidance of doubt, the aggregate of all amounts of Outstanding Principal Balance repaid for purposes of (A), above, in calculating the full Repayment Premium due Lender in connection with any final repayment of the Loan shall equal $45,000,000. The calculation of the Repayment Premium by Lender shall be final absent manifest error.

“Replacement Management Agreement” shall mean, collectively, (i)(a) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (b) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Lender; provided, that, with respect to this clause (b), if a Securitization shall have occurred, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or in such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager.

“Restoration” shall mean the repair and restoration of any Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Threshold” shall mean the “Threshold Amount” as defined in the Mortgage Loan Agreement.

“Restricted Party” shall mean, collectively, (i) Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Asset Manager and Guarantor and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Asset Manager or Guarantor or any non-member manager.

“ROFR Financing Notice” shall have the meaning set forth in Section 11.34(a) hereof.

“ROFR Information and Materials” shall have the meaning set forth in Section 11.34(b) hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Securitization Indemnification Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Securitization Indemnified Parties” shall have the meaning set forth in Section 9.2(b) hereof.

“Securitization Vehicle” means each REMIC Trust or Grantor Trust into which all or a portion of the Loan or an interest therein has been transferred.

“Security Deposit” means any cash deposit or deposits delivered or required to be delivered by a Tenant to any Mortgage Borrower (or to Manager, as agent for such Mortgage Borrower) as security for the performance of Tenant’s obligations under its Lease.

“Security Instrument” shall mean, individually or collectively, as the context may require, the “Mortgages” as defined in the Mortgage Loan Agreement.

“Servicer” shall have the meaning set forth in Section 11.24(a) hereof.

“Servicer Fees” shall mean, collectively, an annual fee equal to twenty (20) basis points per annum calculated on the then Outstanding Principal Balance, payable in equal monthly installments, and all other amounts required to be paid and/or reimbursed by Borrower pursuant to Section 11.24(a) hereof.

“Servicing Agreement” shall have the meaning set forth in Section 11.24(a) hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c) hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Special Member” shall have the meaning set forth in Section 3.1.24(q) hereof.

“Springing Recourse Event” shall have the meaning set forth in Section 11.22 hereof.

“State” shall mean the State(s) or Commonwealth(s) in which the Property or any part thereof is located.

“Subject Parcel” shall have the meaning set forth in Section 2.6.3 hereof.

“Subsequent Pay Rate” shall mean a fixed rate per annum equal to ten percent (10.0%), compounded monthly.

“Substitute Cash Management Accounts” shall have the meaning set forth in Section 2.7.1 hereof.

“Substitute Reserves” shall have the meaning set forth in Section 6.1 hereof.

“Substitute Reserve Funds” shall have the meaning set forth in Section 6.2.1 hereof.

“Survey” shall mean, individually and collectively, as the context may require, a current land survey for each Property delivered to Lender in connection with the origination of the Loan, in form and substance satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most current Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys together with the surveyor’s seal affixed to the Survey and a certification from the surveyor in form and substance acceptable to Lender.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Term” shall mean the term of the Loan.

“Title Insurance Policy” shall mean a UCC mezzanine insurance policy in the form acceptable to Lender issued with respect to the Collateral and insuring the Lien of the Pledge Agreement, together with such endorsements and affirmative coverages as Lender may require.

“TL Member” shall have the meaning set forth in Section 11.16(c) hereof

“TL Participation Agreement” shall mean (i) that certain TL Participation Agreement, dated as of the date hereof, by and between Borrower, Plymouth Industrial 20 Financial, Guarantor and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (ii) any other participation agreement delivered to Lender in connection with the Loan, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“TL Participation Interest” shall have the meaning set forth in Section 2.2.7 hereof.

“TL Term Sheet” shall have the meaning set forth in Section 11.34(c) hereof.

“Torchlight” shall mean Torchlight Investors, LLC.

“Transfer” shall have the meaning set forth in Section 8.1(a) hereof.

“Triggering Event” shall have the meaning ascribed to such term in the Mortgage Loan Cash Collateral Agreement.

“Triggering Event Condition” shall have the meaning ascribed to such term in the Mortgage Loan Cash Collateral Agreement.

“Trustee” shall mean any trustee of a Securitization Vehicle.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i) hereof.

“Updated Mosteller Documents” shall have the meaning set forth in Section 4.1.32 hereof.

“Updated Pledge Documents” shall have the meaning set forth in Section 4.1.33 hereof.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“U.S. Obligations” shall mean (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii).

“Waived Cash Management Accounts” shall have the meaning set forth in Section 2.7.1 hereof.

“Waived Cash Management Provisions” shall have the meaning set forth in Section 2.7.1 hereof.

“Waived Insurance Requirement Provisions” shall have the meaning set forth in Section 5.1.2 hereof.

“Waived Reserve” shall have the meaning set forth in Section 6.1.1 hereof.

“Waived Restoration Provisions” shall have the meaning set forth in Section 5.2.3 hereof.

“Working Capital Account” shall have the meaning set forth in the Mortgage Loan Cash Collateral Agreement.

Section 1.2   Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation,” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

With respect to references to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement.

Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.

To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date.

The words “Borrower shall”, “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean “Borrower shall and shall cause Mortgage Borrower to” or “Borrower shall not permit and shall not allow Mortgage Borrower to permit”, as the case may be, to so act or not to so act, as applicable.

II.       THE LOAN

Section 2.1   The Loan.

2.1.1       Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date. No portion of the Loan shall be funded or held with “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 as modified by Section 3(42) of ERISA.

2.1.2       Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3       The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.1.4       Use of Proceeds. Borrower shall use the proceeds of the Loan to make an equity contribution to Mortgage Borrower and/or a distribution to Plymouth Industrial 20 Financial and Plymouth OP solely in order to (a) repay and discharge any existing loans relating to the Property, (b) deposit the initial payment of the Mortgage Loan Reserves and Substitute Reserve Funds, if any, (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (d) fund any working capital requirements of the Property, as approved by Lender.

Section 2.2   Interest Rate.

2.2.1       Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.5 hereof, interest on the Outstanding Principal Balance shall accrue and be payable from the Closing Date up to and including the Maturity Date at the Interest Rate.

2.2.2       Default Rate. In the event that, and for so long as, any Event of Default has occurred and remains outstanding, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.3       Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance.

2.2.4       Intentionally Omitted.

2.2.5       Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required or obligated to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by the applicable Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3   Loan Payments.

2.3.1       Payment Before Maturity Date.

(a)       Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period. Although interest on the Outstanding Principal Balance accrues at the Interest Rate, Borrower shall make a payment to Lender equal to the Monthly Interest Payment on the Monthly Payment Date occurring in December 2016 and on each Monthly Payment Date thereafter to and including the Maturity Date. The amount equal to the difference between the Monthly Interest Payment for each Interest Period and the amount of interest due on the Outstanding Principal Balance for such Interest Period calculated using the Interest Rate shall be accrued and compounded monthly and added to the Outstanding Principal Balance (the “Accrued Balance”).

(b)       Borrower shall make a payment to Servicer on the Monthly Payment Date occurring in December, 2016 and on each Monthly Payment Date thereafter equal to the Servicer Fees then due or otherwise payable with respect to the Interest Period in which such Monthly Payment Date occurs.

2.3.2       AHYDO Redemption.  Borrower shall pay on the first Monthly Payment Date occurring after the fifth anniversary of the date of this Agreement and on each subsequent Monthly Payment Date (or, if earlier, before the close of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after five (5) years from the date of this Agreement) a portion of the accrued but unpaid interest on the Note (including any such accrued interest added to principal and any original issue discount) in an amount sufficient to ensure that the Note will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code and that the Note shall be treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code.  This Section 2.3.2 shall be interpreted in a manner consistent with the intent that the Note will not be an “applicable high yield discount obligation” and that the Note will be treated as not having “significant original issue discount”, as such terms are defined above.

2.3.3       Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance (including the Accrued Balance), all interest which has accrued through and including the Maturity Date, the Repayment Premium, if any, and all other amounts due hereunder and under the Note, the Pledge Agreement, the TL Participation Agreement and the other Loan Documents.

2.3.4       Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (including the Outstanding Principal Balance due and payable on the Maturity Date) or the TL Participation Agreement is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

2.3.5       Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Note and the other Loan Documents shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)       Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the first (1st) Business Day that is immediately preceding such due date (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).

(c)       All payments required to be made by Borrower hereunder or under the Note, the other Loan Documents or the TL Participation Agreement shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4   Prepayments.

2.4.1       Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Subject to Section 2.4.3 and Section 11.34 hereof, Borrower may, at its option and upon thirty (30) days’ irrevocable prior written notice to Lender (which notice shall specify the proposed Prepayment Date), prepay the Debt in whole (but not in part). Any prepayment received by Lender shall be accompanied by and is subject to receipt by Lender of (a) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period during which the proposed Prepayment Date occurs, (b) the Repayment Premium, if any, (c) [intentionally omitted] and (d) all other sums then due and payable under this Agreement, the Note, the TL Participation Agreement and the other Loan Documents. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1, the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed Prepayment Date. Borrower shall pay all of Lender’s fees, costs and expenses incurred by Lender in connection with such prepayment or notice of prepayment, as the case may be, all such fees, costs and expenses being payable by Borrower to Lender immediately following Lender’s demand therefor. The Repayment Premium shall be deemed earned by Lender upon the funding of the Loan, shall be required whether payment is made by Borrower or any other Person, and may be included in any bid by Lender at a foreclosure sale. Borrower acknowledges that the provisions of this Section 2.4.1 were independently bargained for and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan.

2.4.2       Mandatory Prepayments. On each date on which Lender actually receives any Net Proceeds, and if Lender is not obligated to make such Net Proceeds available to Borrower for a Restoration or otherwise in accordance with this Agreement, Borrower shall, at Lender’s option, prepay all or a portion of the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds; provided that, if an Event of Default has occurred and remains outstanding, Lender may apply such Net Proceeds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender in accordance with this Section 2.4.2 shall be (a) accompanied by (i) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period during which the prepayment occurs, (ii) the Repayment Premium, if any, and (iii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents and (b) subject to Section 2.4.3 and Section 2.7.4, hereof. Borrower shall pay all of Lender’s fees, costs and expenses incurred by Lender in connection with such prepayment, all such fees, costs and expenses being payable by Borrower to Lender immediately following Lender’s demand therefor.

2.4.3       Prepayments After Default. If, during the continuation of any Event of Default, prepayment of all or any part of the Debt is tendered by Borrower in accordance with the terms hereof (which tender Lender may reject to the extent permitted by the applicable Legal Requirements), a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay as additional interest an amount equal to three percent (3%) of the principal amount being prepaid, in addition to (a) the amount of the Loan to be prepaid, (b) all interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period during which the date of such prepayment occurs, (c) the Repayment Premium, if any, and (d) all other sums due and payable under the Loan Documents. Borrower shall pay all of Lender’s fees, costs and expenses incurred by Lender in connection with such prepayment, all such fees, costs and expenses being payable by Borrower to Lender immediately following Lender’s demand therefor.

Section 2.5   [Intentionally Omitted].

Section 2.6   Release of Collateral.

2.6.1       Release of Collateral. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Pledge Agreement on the Collateral.

2.6.2       Release on Payment in Full.

(a)       Upon payment in full of the Debt, including all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents (including, without limitation, the Repayment Premium, if any) and the TL Participation Agreement in accordance with the terms and provisions contained therein, upon the written request and at the sole cost and expense of Borrower, and without warranty or representation, Lender shall release the Lien of the Pledge Agreement.

(b)       In connection with the release of the Pledge Agreement, Borrower shall submit to Lender, concurrently with the request under Section 2.6.2(a), a release of Lien (and the related Loan Documents) for the Collateral for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Collateral is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other certificates, documents and instruments Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.

2.6.3       Partial Release. Upon satisfaction of each of the following terms and conditions Lender shall (i) permit the sale of an individual Property (such Property being sold is referred to herein as the “Subject Parcel”) and (ii) release the Collateral with respect to the Subject Parcel and the Mortgage Borrower that owns said Subject Parcel:

(a)       No Event of Default shall have occurred and be continuing;

(b)       Borrower shall pay (i) the Release Price and (ii) the Repayment Premium, if any, which for purposes of this Section shall be calculated based on the portion of the Release Price paid to Lender.

(c)       Each and every condition for a prepayment of the Loan as set forth in Section 2.4 hereof has been satisfied;

(d)       Borrower shall have delivered to Lender a written request for Lender’s approval of the sale of the Subject Parcel and the release of the applicable Collateral not less than sixty (60) days prior to the desired sale date;

(e)       Simultaneously with Borrower’s delivery of a written request pursuant to Section 2.6.3(d) hereof, Borrower shall have delivered to Lender for Lender’s review and approval, an Officer’s Certificate from Borrower certifying that (1) the sale of the Subject Parcel is pursuant to an arm’s-length transaction with a bona fide third party purchaser (the “Parcel Transferee”) that is not an Affiliate of Borrower, Guarantor, Plymouth Industrial 20 Financial or any Mortgage Borrower, the identity of which Parcel Transferee shall be specified in such Officer’s Certificate; (2) a true and correct copy of the proposed purchase and sale contract for the applicable Subject Parcel is attached to said Officer’s Certificate (once approved by Lender, Borrower shall deliver a true and correct copy of the executed contract to Lender within five (5) days of execution); (3) Mortgage Borrower has complied or will comply with all requirements of and obtained or will obtain all approvals required under the Mortgage Loan Documents applicable to the release of the Subject Parcel, provided that at the closing of the sale of the Subject Parcel, Borrower shall deliver to Lender an updated Officer’s Certificate confirming that Mortgage Borrower has complied with all such requirements and obtained all such approvals.

(f)       Borrower shall submit to Lender such documents or instruments as are necessary or desirable to effectuate the release of the Collateral pertaining to the Subject Parcel and all other documentation that Lender reasonably requires to be delivered by Borrower in connection with such sale and release of the Subject Parcel;

(g)       Lender shall receive evidence that would be acceptable to a prudent lender acting reasonably to confirm that the single purpose nature and bankruptcy remoteness of Borrower following such release have not been adversely affected and are in accordance with the terms and provisions of the Loan Documents;

(h)       Borrower shall deliver to Lender such endorsements to the Title Insurance Policy as Lender shall reasonably request, which shall be paid for at the closing of the sale of the Subject Parcel;

(i)       Lender shall have determined, in its sole and absolute discretion (which determination shall be conclusive and binding upon Borrower absent manifest error), prior to its approval of the purchase and sale agreement with respect to the Subject Parcel, that after giving effect to the sale of the Subject Parcel and the release of the Collateral related thereto the Debt Yield, Debt Service Coverage Ratio and the Loan-to-Value Ratio for the remaining Properties (excluding the Subject Parcel) are projected to be equal to or greater than the respective Debt Yield, Debt Service Coverage Ratio and the Loan-to-Value Ratio for all of the Properties (including the Subject Parcel) calculated immediately prior to the sale of the Subject Parcel (the “Financial Release Conditions”);

(j)       Lender shall be satisfied that the sale of the Subject Parcel will not (1) impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents and (2) reasonably be expected to have and does not result in a Material Adverse Effect;

(k)       Borrower shall have delivered to Lender a copy of the closing statement for the sale of the Subject Parcel for Lender’s review and approval, certified by Borrower as true and correct, not less than five (5) Business Days prior to the desired date of the Parcel Sale and shall have delivered to the title company responsible for the closing of title to the Subject Parcel a copy of a notice in form and substance satisfactory to Lender providing that such title company is authorized to close on the sale of the Subject Parcel only in accordance with a closing statement approved in writing by Lender and provide Lender with evidence that substantiates delivery of such notice to the title company to the reasonable satisfaction of Lender;

(l)       If a Securitization shall have occurred, at Lender’s request, Borrower shall deliver to Lender a Rating Agency Confirmation as to the release of the Collateral related to the Subject Parcel and such other documents as the Rating Agencies may require.

(m)       Borrower shall submit to Lender a release of Lien (and the related Loan Documents) for the Collateral applicable to the Mortgage Borrower that owns the Subject Parcel, for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Collateral is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other certificates, documents and instruments Lender reasonably requires to be delivered by Borrower in connection with such sale of the Subject Parcel and release of the Collateral related thereto, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement;

(n)       Borrower shall pay all actual out of pocket fees, costs and expenses incurred by Lender in connection with the sale of a Subject Parcel and the release of the Collateral related thereto or otherwise required to accomplish the agreements set forth in this Section 2.6.3, including, without limitation (i) reasonable attorneys’ fees and expenses, (ii) if a Securitization shall have occurred, the fees, costs and expenses of the Rating Agencies, and (iii) the fees, costs and expenses of Servicer and any Trustee. Following delivery of the notice described in Section 2.6.3(d), above, Borrower shall pay all such out of pocket fees and expenses of Lender whether or not the Subject Parcel is ultimately sold and the Collateral related thereto is released;

(o)       (i) Borrower and Mortgage Borrower, as applicable, shall have complied with and satisfied all of the terms and conditions set forth in the Mortgage Loan Partial Release Agreement, (ii) Mortgage Lender shall have received the Release Amount (as defined in the Mortgage Loan Partial Release Agreement) and any other amounts due under the Mortgage Loan Partial Release Agreement and (iii) Mortgage Lender shall have released the Subject Parcel from the lien of the Security Instrument pursuant to the terms of the Mortgage Loan Documents; and

(p)       The TL Participation Agreement shall continue in full force and effect.

2.6.4       Amtec Purchase Option. Borrowers have informed Lender that North American Acquisition Corporation d/b/a Amtec Precision Products, Inc. (“Amtec”), the current tenant of the 1875 Holmes Property, has an option to purchase the 1875 Holmes Property at the expiration of Amtec’s Lease for the 1875 Holmes Property (the “Amtec Purchase Option”), such Lease having a stated expiration date of October 31, 2019 (the “Amtec Expiration Date”). If Amtec exercises the Amtec Purchase Option, Borrower shall promptly notify Lender of same and keep Lender informed as to discussions with Amtec concerning the purchase price for the 1875 Holmes Property. In the event that Amtec exercises the Amtec Purchase Option in accordance with the terms of the Amtec Lease, the purchase of the 1875 Holmes Property pursuant to the Amtec Purchase Option shall be deemed to constitute a partial release under Section 2.6.3 hereunder, and such purchase shall be required to comply with the conditions set forth in Section 2.6.3 (other than 2.6.3(a)) and the following shall be added as a partial release solely in connection with the Amtec Purchase Option:

(a)       In the event that, after the release of the Collateral relating to the 1875 Holmes Property pursuant to the exercise by Amtec of the Amtec Purchase Option, the remaining Properties (excluding the 1875 Holmes Property) do not satisfy the Financial Release Conditions set forth in Section 2.6.3(i), Borrower shall pay to Lender on the date of the partial release an additional amount (any such additional amount, an “Additional Release Amount”) that shall be added to and be deemed to be a part of the Release Price for the 1875 Holmes Property such that the remaining Properties (excluding the 1875 Holmes Property) shall satisfy all of the Financial Release Conditions.

Section 2.7   Substitute Cash Management.

2.7.1       Cash Management.

(a)       Borrower shall cause each Mortgage Borrower and Manager to comply with the Mortgage Loan Cash Management Provisions and shall not, without Lender's prior consent, cause or permit Mortgage Borrower to amend, restate, replace and/or otherwise modify the Mortgage Loan Cash Management Provisions. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of its compliance with the foregoing.

(b)       Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason, without the consent of Lender, the Deposit Accounts are no longer being maintained and/or the Mortgage Loan Cash Management Provisions cease to exist or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such accounts, the “Waived Cash Management Accounts” and such provisions, the “Waived Cash Management Provisions”), Borrower shall promptly notify Lender of the same, and to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) establish and maintain with Lender and for the benefit of Lender in replacement and substitution thereof, substitute accounts (the “Substitute Cash Management Accounts”), which Substitute Cash Management Accounts shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents in effect immediately prior to the waiver or modification of the Waived Cash Management Provisions, (ii) execute any new documents and/or amendments to this Agreement and/or the Loan Documents as may be reasonably required by Lender to implement the Waived Cash Management Provisions (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause each Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause each Mortgage Borrower to remit to Lender), for deposit into the Substitute Cash Management Accounts, any funds remaining in the Waived Cash Management Accounts. In the event that the Mortgage Lender subsequently reinstates all or any Waived Cash Management Accounts, then the Lender shall cooperate to transfer such Substitute Cash Management Accounts to the Mortgage Lender, and Borrower shall no longer be required to deposit funds into such Substitute Cash Management Accounts until such time as any such Waived Cash Management Accounts subsequently exist.

2.7.2       Cash Flow Waterfall.

(a)       Provided that no Event of Default or Triggering Event shall have occurred and remain outstanding, on each Business Day, Borrower shall cause each Mortgage Borrower to cause all Gross Revenue funds on deposit in each Deposit Account to be applied in the following amounts and order of priority:

(i)       First, to Mortgage Lender, funds sufficient to pay all amounts due to Mortgage Lender pursuant to Section 4(a)(i)(A) through 4(a)(i)(D) of the Mortgage Loan Cash Collateral Agreement.

(ii)       Second, to Servicer, funds sufficient to pay all fees pursuant to Section 11.24 hereof, including without limitation, the Servicer Fee;

(iii)       Third, to Lender, funds sufficient to pay the next monthly deposit to the Substitute Reserves, if any, in accordance with the terms and conditions of Section 6.1 hereof;

(iv)       Fourth, to Lender, funds sufficient to pay the next Monthly Interest Payment;

(v)       Fifth, to the Working Capital Account, all remaining funds; provided that, as soon as possible, but in no event later than three (3) Business Days after said fund were deposited in the Working Capital Account or otherwise made available by Mortgage Lender to Borrower and/or Mortgage Borrower, Borrower shall cause all such funds to be disbursed in the following amounts and order of priority and shall deliver to Lender an Officer’s Certificate containing a detailed reconciliation (in a form substantially similar to the form annexed hereto as Schedule VII) of all amounts deposited to the Working Capital Account and disbursed from the Working Capital Account pursuant to this Section 2.7.2(a)(v):

(1)	First, funds sufficient to pay for Operating Expenses (as defined in the Mortgage Loan Cash Collateral Agreement) for the applicable period incurred in accordance with the applicable Approved Annual Budget and Capital Improvement Costs (as defined in the Mortgage Loan Cash Collateral Agreement) in excess of the Funds (as defined in the Mortgage Loan Reserve Agreement) available under the Mortgage Loan Reserve Agreement to the extent such Capital Improvement Costs were incurred in accordance with the applicable Approved Annual Budget;
(2)	Second, to Borrower, funds sufficient to pay for Extraordinary Expenses for the applicable period approved by Lender, if any;
(3)	Third, to Borrower, funds sufficient to pay the asset management fees due to Asset Manager (not to exceed 4.0% of Gross Revenue) pursuant to the Asset Management Agreement approved by Lender, if any;

(4)	Fourth, to Borrower, funds sufficient to pay Borrower a seven percent (7.00%) return on Qualified Capital Contributions, if any;
(5)	Fifth, on a pari passu basis, until Borrower has received an aggregate fifteen percent (15.00%) return on Qualified Capital Contributions, if any, (A) to Lender, twenty-five percent (25.00%) of all remaining funds, to be applied against any outstanding Accrued Balance and (B) to Borrower, seventy-five percent (75.00%) of all remaining funds;
(6)	Sixth, to Lender, funds sufficient to pay (A) any outstanding Accrued Balance, and (B) any other amounts then due and payable on the Note under the Loan Documents, including, without limitation, the Repayment Premium; and
(7)	Lastly, all remaining funds (the “Remaining Cash Flow Funds”), on a pari passu basis, to Borrower, seventy-five percent (75.00%) of the Remaining Cash Flow Funds, (the “Borrower Distributive Share”), and to Lender, twenty-five percent (25.00%) of the Remaining Cash Flow Funds in accordance with the TL Participation Agreement (the “TL Participation Interest”).

(b)       Provided that no Event of Default shall have occurred and remain outstanding, on each Business Day during a Triggering Event Condition, all funds on deposit in each Deposit Account and each Working Capital Account, as applicable, shall be applied in accordance with Section 4(a)(ii) of the Mortgage Loan Cash Collateral Agreement.

(c)       Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts it receives to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion.

2.7.3        [Intentionally Omitted].

2.7.4       Capital Event Waterfall. Provided that no Event of Default shall have occurred and remain outstanding, on each Business Day all Capital Event Proceeds shall be immediately applied in the following amounts and order of priority:

(i)       First, to Mortgage Lender, funds sufficient to pay all amounts due to Mortgage Lender pursuant to the Mortgage Loan Documents to satisfy all Secured Obligations (as defined in the Mortgage Loan Agreement);

(ii)       Second, to Servicer, funds sufficient to pay all fees pursuant to Section 11.24 hereof, including without limitation, the Servicer Fee;

(iii)       Third, to Lender, funds sufficient to pay the aggregate amount of all principal and interest and any other amounts due and payable under the Loan Documents (other than all amounts due under the TL Participation Agreement), including, without limitation, the Repayment Premium and the Accrued Balance, if any;

(iv)       Fourth, to Borrower, funds sufficient to pay to Borrower a return of all of its Qualified Capital Contributions, if any;

(v)       Fifth, to Borrower, funds sufficient to pay Borrower an aggregate fifteen percent (15.00%) return on its Qualified Capital Contributions, if any; and

(vi)       Lastly, all remaining Capital Event Proceeds (the “Remaining Capital Event Proceeds Funds”), on a pari passu basis, to Borrower, the Borrower Distributive Share and to Lender, the TL Participation Interest.

Section 2.8   Taxes.

2.8.1       Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Loan Party) requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

2.8.2       Payment of Other Taxes by Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

2.8.3       Indemnification by Borrower. The Loan Parties shall jointly and severally indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

2.8.4       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.8, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

2.8.5       Survival. Each party’s obligations under this Section 2.8 shall survive any assignment of rights by, or the replacement of, Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

III.       REPRESENTATIONS AND WARRANTIES

Section 3.1   Borrower Representations.

Borrower represents and warrants to Lender that:

3.1.1       Organization.

(a)       Each of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and each entity Guarantor is, and since the date of its respective formation has been, duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is, and since the date of its respective formation has been, duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and each of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and each entity Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby and thereby.

(b)       Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the entire period of the existence of Borrower and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its organization is 6120865. Borrower’s federal tax identification number is 81-3388473.

(c)       Plymouth Industrial 20 Financial’s exact legal name is correctly set forth Section 1.1 of this Agreement. Plymouth Industrial 20 Financial is an organization of the type specified in Section 1.1 of this Agreement. Plymouth Industrial 20 Financial is incorporated or organized under the laws of the state specified in Section 1.1 of this Agreement. Plymouth Industrial 20 Financial’s principal place of business and chief executive office, and the place where Plymouth Industrial 20 Financial keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Plymouth Industrial 20 Financial) and will continue to be 260 Franklin Street, 19th Floor, Boston, Massachusetts 02110 (unless Plymouth Industrial 20 Financial notifies Lender in writing at least thirty (30) days prior to the date of such change). Plymouth Industrial 20 Financial’s organizational identification number, if any, assigned by the state of its organization is 6146353. Plymouth Industrial 20 Financial’s federal tax identification number is 81-3789573.

(d)       For U.S. federal income tax purposes, each Mortgage Borrower is treated as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c) for which Borrower is treated as the sole member.

3.1.2       Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by or on behalf of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor and constitute legal, valid and binding obligations of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor, enforceable against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

3.1.3       No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents and Permitted Encumbrances) upon any asset or property of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s, Mortgage Borrower’s, Plymouth Industrial 20 Financial’s or Guarantor’s assets or properties is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor or any of Borrower’s, Mortgage Borrower’s, Plymouth Industrial 20 Financial or Guarantor’s assets or properties.

3.1.4       Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, Guarantor, Manager or the Collateral or the Property in any court or by or before any other Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

3.1.5       Agreements. None of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial or Guarantor is a party to any agreement or instrument or subject to any restriction that could reasonably be expected to have a Material Adverse Effect. None of Borrower, Plymouth Industrial 20 Financial, Guarantor or Mortgage Borrower, is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Guarantor, the Collateral or the Property is bound. None of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial or Guarantor has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial or Guarantor is a party or by which Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Guarantor the Collateral or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and operation of the Property as permitted under Section 3.1.24(d) hereof and (b) obligations under the Loan Documents and the Mortgage Loan Documents.

3.1.6       Consents. Each consent, approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority required for the execution, delivery and performance by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor of this Agreement and the other Loan Documents has been obtained and is in full force and effect

3.1.7       Title.

(a)       Each Mortgage Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property which it owns and good title to the balance of the Property which it owns, free and clear of all Liens whatsoever except the Permitted Encumbrances. There are no claims for payment or mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may become Liens prior to, or of equal priority with, the Lien of the Security Instrument and the other Mortgage Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument and the other Mortgage Loan Documents, materially and adversely affect the value of the Property, impair the use or operation of the Property or impair Mortgage Borrower’s ability to perform its obligations under the Mortgage Loan Documents in a timely manner.

(b)        Each of Borrower, Plymouth Industrial 20 Financial and Plymouth OP has good title to the Collateral described in the Pledge Agreement to which it is a party, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Pledge Agreement, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, when properly recorded in the appropriate records, will create (a) a valid, perfected first priority lien on the Collateral, subject only to Permitted Encumbrances, and (b) perfected security interests in and to, and perfected collateral assignments of, all Collateral, all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no claims for payment or other similar liens or claims which have been filed which are or may become Liens prior to, or of equal priority with, the Lien of the Pledge Agreement and the other Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Pledge Agreement and the other Loan Documents, materially and adversely affect the value of the Collateral, impair Lender’s ability to realize on the Collateral or impair Borrower, Plymouth Industrial 20 Financial or Plymouth OP’s ability to perform its Obligations in a timely manner.

3.1.8       No Plan Assets. As of the date hereof and throughout the Term, (a) none of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial sponsors, is obligated to contribute to, or is itself, or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (b) none of the assets of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) none of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Mortgage Borrower, Borrower and Plymouth Industrial 20 Financial are not and will not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement (including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents).

3.1.9       Compliance. Each of Borrower, Mortgage Borrower, the Collateral and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking, building and zoning and land use laws, ordinances, regulations and codes. To Borrower’s knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than the Property. None of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial is in default or violation of any order, regulation, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to have a Material Adverse Effect. There has not been committed by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents.

3.1.10       Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property, the Collateral or otherwise in connection with the Loan (i) are true, correct and complete in all material respects, (ii) accurately represent the financial condition of Mortgage Borrower, Borrower, the Collateral and the Property, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Plymouth Industrial 20 Financial, Mortgage Borrower or Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Plymouth Industrial 20 Financial, Mortgage Borrower or Borrower and that could reasonably be expected to have a Material Adverse Effect. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Mortgage Borrower, Borrower, the Collateral or the Property from that set forth in said financial statements.

3.1.11       Condemnation. None of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial has received written notice that a Condemnation or other similar proceeding has been commenced or has been threatened or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to any Property.

3.1.12       Easements; Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the continued use and enjoyment of each Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over any other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Property for its current purposes have been completed and dedicated to public use and accepted by all applicable Governmental Authorities. The Property Record Agreements, if any, are in full force and effect, and there are no defaults thereunder by Borrower, any Mortgage Borrower or any other party, and no conditions exist which with the passage of time and/or notice would constitute defaults thereunder. All amounts due and payable by Borrower and/or any Mortgage Borrower under any Property Record Agreement have been paid.

3.1.13       Separate Lots. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the applicable Property.

3.1.14       Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

3.1.15       Enforceability. The Loan Documents and the TL Participation Agreement are not subject to any right of rescission, set off, counterclaim or defense by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and, as to enforceability, to principles of equity), and none of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, or Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

3.1.16       No Prior Assignments. Except pursuant to the Mortgage Loan Documents, there are no prior assignments of the Leases or any portion of the Gross Revenue due and payable or to become due and payable thereunder. There are no assignments, hypothecations or pledges of the Collateral except as created by the Pledge Agreement.

3.1.17       Insurance. Each Mortgage Borrower has obtained and has delivered to Lender original or certified copies of the Policies, with all premiums prepaid thereunder for the current term of said Policies, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made by Borrower or Mortgage Borrower under any of the Policies, and, to the best of Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18       Licenses. All approvals, authorizations, certifications, licenses and permits, including, without limitation, certificates of completion and occupancy, required by any Governmental Authority or otherwise necessary for the legal ownership, use, occupancy and operation of the Property in the manner in which the Property is currently being owned, used, occupied and operated have been obtained by or on behalf of Mortgage Borrower and are in full force and effect.

3.1.19       Flood Zone. None of the Improvements on any Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area (or, if so located, the flood insurance required pursuant to Section 5.1.1(a)(i) is in full force and effect with respect to the Property).

3.1.20       Physical Condition. Each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in any Property, whether latent or otherwise, and neither Borrower nor Mortgage Borrower has received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.

3.1.21       Boundaries. Except as shown on the Surveys, all of the improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and, no improvements on adjoining properties encroach upon such Property. No easements or other encumbrances affecting any Property encroach upon any of the Improvements so as to affect the value, marketability, use or operation of such Property except those which are insured against by the Title Insurance Policy, each of which, whether or not insured against by the Title Insurance Policy, is shown on the Survey.

3.1.22       Leases. With respect to the Leases that: (a) the rent roll for each Property attached hereto as Schedule I is true, correct and complete and no Property is subject to any Leases other than the Leases described in Schedule I; (b) the Leases identified on Schedule I are in full force and effect and there are no defaults thereunder by any party thereto and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder; (c) the copies of the Leases delivered to Lender are true, correct and complete, and there are no oral agreements with respect thereto; (d) no rent under any Lease (including security or other deposits) has been paid more than one (1) month in advance of its due date; (e) all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable Tenant; (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any Tenant has already been received by such Tenant; (g) all security or other deposits are being held in accordance with the applicable Leases and all applicable Legal Requirements; (h) neither Borrower nor Mortgage Borrower has knowledge of any notice of termination or default with respect to any Lease; (i) neither Borrower nor Mortgage Borrower has assigned or pledged any of the Leases, the rents or any interest therein except to Mortgage Lender; (j) no Tenant or other Person has an option, right of first refusal or offer or any other preferential right to purchase all or any portion of, or interest in, any Property; (k) no Tenant has any right or option for additional space in the Improvements; (l) no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby; (m) no Tenant has the right to terminate its Lease prior to the expiration of the stated term of such Lease; (n) no Hazardous Substances have been disposed, stored or treated by any Tenant on, under or about the Property; (o) neither Borrower nor Mortgage Borrower has any knowledge of any Tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any other Hazardous Substances; and (p) all existing Leases are subordinate to the Security Instrument either pursuant to their terms or a recorded subordination agreement.

3.1.23       Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable Legal Requirements in connection with the transfer of the Property to Mortgage Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents or the Mortgage Loan Documents.

3.1.24       Single Purpose.

Borrower hereby represents and warrants to, and covenants with, Lender that (i) since the date of each Mortgage Borrower’s formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full, each Mortgage Borrower has been, and Borrower will cause each Mortgage Borrower to be, in compliance with the single purpose entity requirements set forth in Section 5.1.14 of the Mortgage Loan Agreement and (ii) since the date of Borrower’s formation and at all times on and after the date hereof and until such time as the Debt shall be paid in full, Borrower shall be a Person, other than an individual, that:

(a)       is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgage Borrowers;

(b)       does not engage in any business other than the ownership and management of the Mortgage Borrowers;

(c)       does not have any (i) assets other than those related to its interest in the Mortgage Borrower(s) or (ii) Indebtedness (except for the Debt and any Permitted Indebtedness);

(d)       does not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

(e)       does not enter into any contract or agreement with any stockholder, partner, principal, member or Affiliate of such Person or any Affiliate of any such stockholder, partner, principal, member or Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate;

(f)       does not incur, create or assume any Indebtedness (except for the Debt and any Permitted Indebtedness;

(g)       does not make any loans or advances to any other Person (including, without limitation, any Affiliate);

(h)       does not become insolvent or fail to pay its debts from its assets as the same shall become due;

(i)       does not fail to conduct and operate its business in all material respects as previously conducted and operated;

(j)       does not fail to pay its debts from its assets as the same shall become due;

(k)       does not fail to maintain its books and records and bank accounts separately from those of its Affiliates, including, without limitation, its general partners or members, as may be applicable;

(l)       does not fail at all times to hold itself out to the public as a legal entity separate and apart from any other Person (including, without limitation, any Affiliate (including, without limitation, any stockholder, partner, member, trustee, beneficiary, or other owner of such Borrower or any Affiliate of any such stockholder, partner, member, trustee, beneficiary, or other owner);

(m)       does not fail to file its own tax returns to the extent that it is legally required to do so (Borrower shall file its own tax returns and shall not file a consolidated federal income tax return with any other Person, except that Borrower’s tax returns may include the Mortgage Borrowers, if applicable);

(n)       does not fail to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(o)       does not fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person

(p)       does not hold itself out to be responsible for the Indebtedness of any other Person;

(q)       is subject to and complies with all of the limitations on powers set forth in the organizational documentation (and if a partnership, that of each general partner, and if a limited liability company, that of the managing member (or if there is no managing member, the members)) as in effect on the date hereof;

(r)       holds all of its assets in its own name and does not commingle its assets with the assets of any other Person;

(s)       utilizes such Borrower’s own letterhead, invoices and checks, provided however that Borrowers utilizes a central account containing revenue of each of the Properties which account is used only to pay expenses related solely to the Properties;

(t)       holds title to its interest in the Mortgage Borrowers in its own name;

(u)       allocates fairly and reasonably any overhead expenses that are shared with any Affiliate including, without limitation, paying for office space and services performed by any employee of any Affiliate;

(v)       does not pledge its assets for the benefit of any other Person, other than pursuant to the Loan Documents as security for the Loan;

(w)       corrects any known misunderstandings regarding its separate identity;

(x)       has Organizational Documents that shall provide that the business and affairs of Borrower shall be managed by Plymouth Industrial 20 Financial, subject to the rights of TL Member set forth in Borrower’s Organizational Documents, or under the direction of a board of one or more directors or managers designated by Plymouth Industrial 20 Financial, subject to the rights of TL Member set forth in Borrower’s Organizational Documents, and at all times there shall be at least two (2) duly appointed individuals on the board of directors or managers (each, an “Independent Manager”) of Borrower, each of whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not on the board of directors or managers of more than two (2) Affiliates of Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Manager be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to Borrower or any Affiliate of Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person controlling or under common control with any of (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Manager of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower or Plymouth Industrial 20 Financial and that is required by a creditor to be a “single purpose entity”; provided that such Independent Manager is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Manager as a member of Borrower upon the occurrence of any event pursuant to which Plymouth Industrial 20 Financial ceases to be a member of Borrower (including the withdrawal or dissolution of Plymouth Industrial 20 Financial). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Manager of a “single purpose entity” affiliated with Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Manager of one or more Affiliates of Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The Organizational Documents of Borrower shall provide that no Independent Manager of Borrower may be removed or replaced without Cause, and unless Borrower provides Lender with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Manager, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower relating to an Independent Manager. In addition, the Organizational Documents of Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Section 3.1.24;

(y)       has Organizational Documents that shall provide that Plymouth Industrial 20 Financial or the board of directors or managers of Borrower shall not take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers or the unanimous vote of the Plymouth Industrial 20 Financial and the Independent Managers of Borrower unless, at the time of such action, there shall be at least two (2) Independent Managers serving in such capacity (and such Independent Managers have participated in such vote). The Organizational Documents of Borrower shall provide that Borrower will not (and Borrower agrees that it will not), without the consent of each Independent Manager, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for Borrower or a substantial portion of its assets or properties, (iii) make a general assignment for the benefit of creditors, (iv) admit publicly or in writing to any creditor Borrower’s inability to pay its debts generally as they become due, (v) declare or effectuate a moratorium on the payment of any obligations, or (vi) take any action in furtherance of any of the foregoing. In addition, the Organizational Documents of Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 3.1.24(p), the Independent Managers shall consider only the interests of Borrower, including its creditors to the fullest extent permitted by law;

(z)       if Borrower is a single member limited liability company, has Organizational Documents that shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes Plymouth Industrial 20 Financial to cease to be a member of Borrower (other than (i) upon an assignment by Plymouth Industrial 20 Financial of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (ii) the resignation of Plymouth Industrial 20 Financial and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), each of the persons acting as an Independent Manager of Borrower shall, without any action of any Person and simultaneously with Plymouth Industrial 20 Financial ceasing to be a member of Borrower, automatically be admitted as a member of Borrower (a “Special Member”) and shall preserve and continue the existence of Borrower without dissolution. The Organizational Documents of Borrower shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Manager of Borrower;

(aa)   shall have Organizational Documents that shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) Plymouth Industrial 20 Financial may not resign (unless it conveys its entire ownership interest in Borrower to TL Member (as hereinafter defined), and (ii) no additional member shall be admitted to Borrower;

(bb)   shall have Organizational Documents that shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Plymouth Industrial 20 Financial to cease to be a member of Borrower (other than (A) upon an assignment by Plymouth Industrial 20 Financial of all of its limited liability company interests in Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (B) the resignation of Plymouth Industrial 20 Financial and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Plymouth Industrial 20 Financial or a Special Member shall not cause such Plymouth Industrial 20 Financial or Special Member to cease to be a member of Borrower and upon the occurrence of such event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Plymouth Industrial 20 Financial and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower, to compel any sale of all or any portion of the assets or properties of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower;

(cc)   Borrower shall conduct its business and shall cause Plymouth Industrial 20 Financial and Mortgage Borrower to conduct their respective business so that the assumptions made with respect to Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial in the Insolvency Opinion (if any) shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in the Insolvency Opinion (if any), (ii) all of the representations, warranties and covenants in this Section 3.1.24, and (iii) all of the Organizational Documents of Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial;

(dd)   Borrower has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower’s assets or properties, (iii) made any assignment for the benefit of Borrower’s creditors, or (iv) taken any action that might have caused Borrower to become insolvent. Without the unanimous consent of all of its Independent Managers, Borrower will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for all or any portion of Borrower’s assets or properties, or (C) make a general assignment for the benefit of Borrower’s creditors;

(ee)   shall have Organizational Documents that shall provide that Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its Organizational Documents with respect to any of the matters set forth in this Section 3.1.24, without the prior consent of Lender in its sole discretion; and

(ff)   To the fullest extent required by law, Borrower and Independent Managers will consider the interests of Borrower’s creditors in connection with all actions.

Plymouth Industrial 20 Financial shall be a Person whose sole asset is its interest in Borrower and Plymouth Industrial 20 Financial (i) will cause Borrower to comply with each of the representations, warranties and covenants contained in this Section 3.1.24; (ii) will at all times comply with each of the representations, warranties and covenants contained in this Section 3.1.24 (provided that (a) all references to “Mortgage Borrower” shall be deemed to be replaced with “Borrower” and (b) Plymouth Industrial 20 Financial shall only be required to have one (1) Independent Director); (iii) will not engage in any business or activity other than owning an interest in Borrower; (iv) will not acquire or own any assets or properties other than its membership interest in Borrower and assets and property incidental to, or necessary for, its ownership interest in Borrower; and (v) will not incur any debt, obligation or liability, secured or unsecured, direct, indirect or contingent (including pursuant to any guaranty or indemnity of any obligation or liability), other than unsecured trade payables for accounting, legal and other professional services incurred in the ordinary course of business related to the ownership of an interest in Borrower that (A) do not exceed at any one time $10,000, and (B) are paid within thirty (30) days of the date incurred. Upon the withdrawal or the disassociation of Plymouth Industrial 20 Financial from Borrower, Borrower shall immediately appoint a replacement member whose Organizational Documents are substantially similar to those of Plymouth Industrial 20 Financial and, to the extent required hereunder in connection with a Secondary Market Transaction, deliver a new bankruptcy non-consolidation opinion with respect to the new member and its constituent parties reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion.

3.1.25       Tax Filings. To the extent required, each of Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial. Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial believe that their tax returns (if any) properly reflect the income and taxes of Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial for the periods covered thereby, subject only to reasonable adjustments required by the IRS or other applicable tax authority upon audit.

3.1.26       Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is, and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become or may become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Mortgage Borrower intends to, does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Mortgage Borrower and the amounts to be payable on or in respect of obligations of Borrower and Mortgage Borrower). Nothing contained herein shall require any direct or indirect owner of Borrower to make any capital contribution.

3.1.27       Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28       Organizational Chart. The organizational chart attached hereto as Schedule II, relating to Mortgage Borrower, Borrower and Plymouth Industrial 20 Financial and certain Affiliates and other Persons, is true, correct and complete on and as of the date hereof. No Person, other than those Persons shown on Schedule II, has any ownership interest in, or right of control, directly or indirectly, in Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial.

3.1.29       Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30       No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

3.1.31       Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32       Survey. The Survey for each Property delivered to Lender in connection with this Agreement has been prepared in accordance with the Accuracy Standards for ALTA/NSPS Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveys, Inc. in 2016, does not fail to reflect any matter affecting the Property or the title thereto.

3.1.33       No Bankruptcy Filing. No petition in bankruptcy has ever been filed against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or any constituent party of Plymouth Industrial 20 Financial, and neither Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial nor any constituent party of Plymouth Industrial 20 Financial has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial nor any of its constituent parties is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s or such constituent party’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or any constituent parties of Plymouth Industrial 20 Financial.

3.1.34       Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower or Mortgage Borrower in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower or Mortgage Borrower which has not been disclosed to Lender and which could reasonably be expected to have a Material Adverse Effect.

3.1.35       Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.36       No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial and Guarantor to Lender and in all financial statements, Rent Roll (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of this Agreement or the other Loan Documents and all statements of fact made by or on behalf of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor in this Agreement or in any other Loan Document, are true, correct and complete in all material respects or made (as applicable). There has been no material adverse change in any condition, fact, circumstance or event that would make any such information or statement of fact, inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or could reasonably be expected to have a Material Adverse Effect.

3.1.37       Management Agreement. Each Management Agreement is in full force and effect and neither Borrower nor Mortgage Borrower has given or received any notice of a default thereunder and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Each Management Agreement was entered into on commercially reasonable terms.

3.1.38       Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are (i) true and correct in all material respects and (ii) hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

3.1.39       Zoning. The zoning classification of each Property is set forth on Schedule 3 of the Mortgage Loan Agreement and the current use of each Property is consistent with such zoning classification applicable to such Property.

3.1.40       Intentionally Omitted.

3.1.41       Patriot Act.

(a)       None of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial or any of their respective constituents or Affiliates, and to the best of Borrower’s knowledge, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person.

(b)       None of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, any of their respective constituents or Affiliates and any of their respective brokers or other agents acting in any capacity in connection with the Loan, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.

(c)       Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section 3.1.41.

3.1.42       Labor Relations. Neither Borrower nor any Mortgage Borrower has employees. No organized work stoppage or labor strike is pending or threatened by employees and other laborers at any Property. Neither Borrower nor any of its Affiliates (i) is involved in or threatened with any labor dispute, grievance or litigation at the Property relating to labor matters involving any employees and other laborers at any Property, including violation of any Legal Requirements relating to labor, safety or employment and/or charges of unfair labor practices or discrimination complaints at the Property, (ii) has engaged in any unfair labor practices prohibited, restricted or otherwise unlawful under applicable Legal Requirements or (iii) is currently a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at any Property and no such agreement or contract is currently being negotiated.

3.1.43       No Casualty. No Property has suffered a material Casualty which has not been fully repaired and the cost thereof fully paid.

3.1.44       Purchase Options. Neither the Property, the Collateral nor any part thereof nor any interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person, other than as set forth herein and in the TL Participation Agreement.

3.1.45       Use of Property. Each Property consists solely of industrial facilities and is used for no other purpose.

3.1.46       Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.47       Material Agreements.

(a)       None of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial has entered into, or is bound by, any Material Agreement which continues in existence, except those set forth on Schedule V.

(b)       Each of the Material Agreements is in full force and effect, there are no monetary or other defaults by Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial thereunder and, to Borrower’s knowledge, there are no monetary or other defaults thereunder by any other party thereto. None of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.

(c)       Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.

(d)       Other than the Asset Management Agreement, no Material Agreement has as a party an Affiliate of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial.

3.1.48       Other Obligations and Liabilities. None of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial has any known contingent liabilities except those under environmental indemnities and/or non-recourse carveout guaranties in connection with the Loan and the Mortgage Loan.

3.1.49       Illegal Activity. No portion of the Property or the Collateral has been or will be purchased by Borrower with proceeds of any illegal activity.

3.1.50       Underwriting Representations. Borrower hereby represents that:

(a)       it has no judgments or liens of any nature against it except for tax liens for taxes not yet due and payable;

(b)       it is not involved in any dispute with any taxing authority;

(c)       it is not now, nor has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full;

(d)       Mortgage Borrower has obtained a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the “ESA”) for each Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation except as expressly provided therein; and

(e)       each amendment and restatement of Borrower’s, Mortgage Borrower’s and Plymouth Industrial 20 Financial’s Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

3.1.51       Required Equity. On or prior to the date hereof, an aggregate amount of not less than $25,000,000.00 of cash equity (the “Minimum Equity Contribution”) was invested by DOF IV Plymouth into Borrower, which Minimum Equity Contribution shall be used solely for payment of costs, expenses and fees in connection with the Refinancing and other costs incurred in connection with the operation of the Property as set forth in the Approved Annual Budget and for no other purposes.

3.1.52       Contractual Obligations. Other than the Loan Documents, the Mortgage Loan Documents, the organizational documents of Borrower, the organizational documents of Plymouth Industrial 20 Financial, and the organizational documents of Mortgage Borrower, as of the date of this Agreement, neither Borrower nor Plymouth Industrial 20 Financial is subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, except for Contractual Obligations or liabilities (not material in the aggregate) that are incidental to its activities as the sole member of Mortgage Borrower or Borrower, as applicable.

3.1.53       Property Value. The value of the real property (within the meaning of Treasury Regulation Section 1.856-3(d)) owned by the Mortgage Borrowers, as a percentage of the Mortgage Borrowers’ assets, is at least eighty-five percent (85%) of the value of all of the assets of the Mortgage Borrowers.

Section 3.2   Survival of Representations.

The representations and warranties set forth in Section 3.1 hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV.       BORROWER COVENANTS

Section 4.1   Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that:

4.1.1       Existence; Compliance with Legal Requirements. Each of Mortgage Borrower, Borrower and Plymouth Industrial 20 Financial shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits and franchises necessary to own and maintain the Collateral and to operate the Property, including without limitation any local operations or use permits authorizing the Property to be used as an industrial facility, and comply and with all Legal Requirements applicable to it, the Collateral and the Property. There shall never be committed by Borrower and Borrower shall not permit Mortgage Borrower, Plymouth Industrial 20 Financial or any other Person in occupancy of or involved with the operation or use of the Collateral or the Property to commit any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall and shall cause Mortgage Borrower to at all times maintain, preserve and protect all franchises and trade names and preserve all of its assets and properties used or useful in the conduct of its business and shall keep the Property in good working order, safe condition and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto and shall not permit or commit any waste, impairment or deterioration of any portion of the Property, all as more fully provided in the Security Instrument. Borrower shall and shall cause Mortgage Borrower to keep the Property insured in accordance with the provisions of Section 5.1 hereof. To the extent permitted by Mortgage Lender in accordance with the terms of the Mortgage Loan Documents, and after prior notice to Lender, Borrower or Mortgage Borrower, at its sole cost and expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, the Collateral or the Property or any alleged violation of any Legal Requirement; provided that (a) no Event of Default has occurred and remains outstanding; (b) Borrower or Mortgage Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower,

Mortgage Borrower, the Collateral or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (d) neither the Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (e) Borrower and Mortgage Borrower shall promptly upon final determination thereof comply with such Legal Requirement determined to be valid or applicable or cure any violation of such Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or the Property; (g) Borrower shall furnish such cash or other security as may be required in the proceeding, or as may be requested by Lender, to ensure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith; and (h) such contest by Borrower or Mortgage Borrower is not in violation of the Leases. Lender may apply any such security or part thereof as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument or Pledge Agreement being primed by any related Lien.

4.1.2       Taxes and Other Charges. Borrower shall and shall cause Mortgage Borrower to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed upon it, upon its income or profits or upon the Property which it owns, the Collateral or any part thereof as the same become due and payable. Borrower shall furnish to Lender receipts for the payment of the Property Taxes and the Other Charges no later than five (5) days prior to the date the same shall become delinquent. Borrower shall not permit or suffer, and shall promptly cause to be paid and discharged, any Lien or charge against the Property or the Collateral other than any Permitted Encumbrances, subject to any rights of Borrower to contest pursuant to the terms of this Section 4.1.2. To the extent permitted by Mortgage Lender in accordance with the terms of the Mortgage Loan Documents, and after prior notice to Lender, Borrower or Mortgage Borrower, at its sole cost and expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges; provided that (a) no Default or Event of Default has occurred and remains outstanding; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Mortgage Borrower, the Collateral or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower or Mortgage Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property and the Collateral; (f) Borrower shall furnish such cash or other security as may be required in the proceeding, or as may be requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon; and (g) such contest by Borrower or Mortgage Borrower is not in violation of the Leases. Lender may pay over, assign or transfer any such security or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Security Instrument or the Pledge Agreement being primed by any related Lien.

4.1.3       Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against the Property, the Collateral, Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial or Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which could affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

4.1.4       Access to Property. Borrower shall, and shall cause each Mortgage Borrower to, permit agents, representatives and employees of Lender to inspect the Property and the Collateral or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5       Zoning Compliance. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements will be legally reconstructed to substantially their condition prior to such damage or destruction, subject to any conforming changes in accordance with applicable Legal Requirements, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto.

4.1.6       Financial Reporting.

(a)       GAAP. Borrower shall keep and maintain, or shall cause to be kept and maintained, in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, Mortgage Borrower and all items of income and expense in connection with the operation of the Property and the Collateral. All financial statements delivered to Lender pursuant to this Section 4.1.6 shall be prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) and consistently applied and, the requirements of Regulation AB.

(b)       Monthly Reports. Borrower shall furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower, the Collateral and the Property (subject to normal year-end adjustments) as applicable: (i) [intentionally omitted]; (ii) [intentionally omitted]; (iii) monthly and year-to-date operating statements prepared for such month, noting Gross Revenues, Operating Expenses, Capital Expenditures, Net Operating Income, a comparison to the Approved Annual Budget with an explanation of any variances of 5% or more between the actual total Operating Expenses incurred with respect to an individual Property for the applicable period and the total Operating Expenses set forth in the Approved Annual Budget with respect to such Property for the applicable period, and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property and the Collateral during such month, all in form reasonably satisfactory to Lender; (iv) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such month for such month and for the immediately preceding twelve (12) month period (except that prior to the first anniversary of the Closing Date, said calculation shall only include the period from the Closing Date through the date of such calculation); (v) a detailed reconciliation showing how all Gross Revenues were applied to the cash flow waterfall items set forth in Section 2.7.2; and (vi) a balance sheet for Borrower as of the last day of such month. In addition, such Officer’s Certificate shall also state the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days. For the avoidance of doubt, the financial reporting requirements in this Section 4.1.6(b) for the quarter end months of each year (i.e. March, June, September and December), must be complied with in addition to the financial reporting requirements set forth in Section 4.1.6(c) below.

(c)       Quarterly Reports. Borrower shall furnish, or cause to be furnished, to Lender on or before twenty-five (25) days after the end of each calendar quarter an estimated balance sheet and income statement as of the last day of such quarter. Additionally, Borrower shall furnish, or cause to be furnished to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct and complete and fairly present the financial condition and results of the operations of Borrower and the Property and the Collateral(subject to normal year-end adjustments) as applicable: (i) a Rent Roll for the subject quarter with respect to the Property; (ii) (A) a final balance sheet (not estimated) for Borrower as of the last day of such quarter, and (B) quarterly and year-to-date operating statements prepared for such quarter, noting Gross Revenues, Operating Expenses, Capital Expenditures, Net Operating Income, a comparison to the Approved Annual Budget with an explanation of any variances of 5% or more between the actual total Operating Expenses incurred with respect to an individual Property for the applicable period and the total Operating Expenses set forth in the Approved Annual Budget with respect to such Property for the applicable period, and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Property and the Collateral during such quarter, all in form satisfactory to Lender; (iii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter for such quarter and for the last four quarters (except that prior to the first anniversary of the Closing Date, said calculation shall only include the period from the Closing Date through the date of such calculation) and (iv) a reconciliation of all Qualified Capital Contributions and Borrower’s Invested Equity as of the end of such quarter, together with a detailed statement setting forth the purpose and use for all such capital contributions on a line item basis (the “BIE Reconciliation Statement”). In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct as of the date of such certificate and that there are no trade payables and operational debt outstanding for more than sixty (60) days.

(d)       Annual Reports. Borrower shall furnish, or cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements audited by an independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB, covering the Property and the Collateral for such Fiscal Year and containing statements of profit and loss for Borrower and the Property, the Collateral and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property and the Collateral for such Fiscal Year and shall include, but not be limited to, amounts representing annual Gross Revenues, Operating Expenses, Capital Expenditures, Net Operating Income and a comparison to the Approved Annual Budget with an explanation of any variances of 5% or more between the actual total Operating Expenses incurred with respect to an individual Property for the applicable period and the total Operating Expenses set forth in the Approved Annual Budget with respect to such Property for the applicable period. Borrower’s annual financial statements shall be accompanied by (i) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, the Collateral and the Property being reported upon and has been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB, (ii) an unqualified opinion of an independent certified public accountant reasonably acceptable to Lender, (iii) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (v) a Rent Roll for the subject year with respect to the Property and (vi) a schedule prepared and certified by Borrower reconciling Net Operating Income to Net Cash Flow, which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow. Notwithstanding anything herein contained, Borrower’s annual financial statements required under this Section 4.1.6(d) may be consolidated with Borrower’s Affiliates provided that (i) appropriate notation is made thereon to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person (ii) such assets were listed on Borrower’s own separate balance sheet and (iii) such consolidated financial statements are prepared in accordance with GAAP consolidation rules.

(e)       Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial officer or other representative of Borrower.

(f)       Access. Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property and the Collateral, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(g)       Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form reasonably acceptable to Lender.

(h)       Annual Budget. Borrower shall submit to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year, an Annual Budget for such Fiscal Year with respect to each Property. The Annual Budget shall be subject to Lender’s reasonable approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this Section 4.1.6(h) until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recent Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Property Taxes, Insurance Premiums and Other Charges. In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the applicable Approved Annual Budget (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(i)       Additional Information. Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under Sections 9.1(d), (e) and (f), if and when applicable.

(j)       Manager Reports. Promptly after receipt, Borrower shall furnish to Lender a copy of all reports, budgets, projections and other material correspondence delivered to Borrower or Mortgage Borrower by Manager under the Management Agreement.

(k)       Other Required Information. To the extent available to Borrower or its Affiliates, Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the Collateral and the financial affairs of Borrower as may be reasonably requested by Lender (including, without limitation, a comparison of the budgeted income and expenses as set forth in the applicable Approved Annual Budget and the actual income and expenses for the applicable month, quarter or year and year-to-date for the Property and the Collateral, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such periods).

(l)       Reporting Default. If Borrower fails to provide to Lender the financial statements and other information specified in this Section 4.1.6 within the respective time period specified, then (i) such failure shall, at Lender’s election, constitute an Event of Default upon notice from Lender, and (ii) Borrower shall pay to Lender a fee in the amount of $5,000 immediately upon the occurrence of such failure and again upon the expiration of each 30-day period thereafter until compliance is achieved, which amounts shall constitute a portion of the Obligations and, if unpaid, shall accrue interest at the Default Rate.

4.1.7       Title to Property. Borrower shall and shall cause Mortgage Borrower and Plymouth Industrial 20 Financial to warrant and defend (a) Mortgage Borrower’s title to the Property, subject only to Permitted Encumbrances, and (b) the validity and priority of the Liens of the Security Instrument and the Assignments of Leases and Rents (as defined in the Mortgage Loan Agreement) on the Property, (c) Borrower’s title to the Collateral, (d) Plymouth Industrial 20 Financial’s title to the Collateral and (e) the validity and priority of the Liens of the Pledge Agreement on the Collateral, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, the Collateral or any part thereof is claimed by any other Person except as expressly permitted hereunder, except to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

4.1.8       Estoppel Statement.

(a)       Borrower shall deliver to Lender, within ten (10) Business Days after Lender’s request, a statement, duly acknowledged and certified, setting forth, (i) the original principal amount of the Loan and the Mortgage Loan, (ii) the unpaid principal amount of the Loan and the Mortgage Loan, (iii) the interest rate of the Loan and the Mortgage Loan, (iv) the date installments of principal and/or interest were last paid in respect of the Loan and the Mortgage Loan, (v) any offsets or defenses to the payment and performance of the Obligations or the “Secured Obligations” as defined under the Mortgage Loan Agreement, if any, and (vi) that this Agreement, the other Loan Documents and the Mortgage Loan Documents are valid, legal and binding obligations of Borrower, and have not been modified (or, if modified, giving particulars of such modification). If Borrower fails to provide to Lender with the certified statement specified in this Section 4.1.8(a) within the time period specified above, then (i) such failure shall, at Lender’s election, constitute an Event of Default upon notice from Lender, and (ii) Borrower shall pay to Lender a fee in the amount of $2,500 immediately upon the occurrence of such failure and again upon the expiration of each 30-day period thereafter until compliance is achieved, which amounts shall constitute a portion of the Obligations and, if unpaid, shall accrue interest at the Default Rate. Notwithstanding the foregoing, Borrower shall not be required to deliver the certified statement specified in this Section 4.1.8(a) more frequently than twice each Fiscal Year, unless Lender’s request for said certified statement is made (i) during the continuance of an Event of Default or (ii) in connection with any Secondary Market Transaction.

(b)       Borrower shall cause Mortgage Borrower to deliver to Lender, within fifteen (15) days after Lender’s written request, an estoppel certificate from Manager in form and substance reasonably satisfactory to Lender; provided that such estoppel certificate may be in the form required under the Management Agreement.

(c)       Borrower shall cause Mortgage Borrower to deliver to Lender, within thirty (30) days after Lender’s request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender; provided that (i) Mortgage Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease, (ii) such estoppel certificate may be in the form required under such Lease, and (iii) after the final Securitization of the Loan, Mortgage Borrower shall not be required to deliver such estoppel certificate from any Tenant more frequently than two (2) times in any calendar year.

(d)       Borrower shall cause Mortgage Borrower to deliver to Lender, within fifteen (15) days after Lender’s written request, an estoppel certificate from Asset Manager in form and substance reasonably satisfactory to Lender.

4.1.9       Leases.

(a)       Borrower shall cause Mortgage Borrower (i) to perform the obligations which Mortgage Borrower is required to perform under the Leases; (ii) to enforce the obligations to be performed by the Tenants thereunder; (iii) promptly furnish to Lender any notice of default or termination received by Mortgage Borrower from any Tenant and any notice of default or termination given by Mortgage Borrower to any Tenant; (iv) not to collect any rent under any Lease for more than one (1) month in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two (2) months’ rent; (v) not to enter into any ground Lease of any part of the Property; (vi) not to further assign or encumber any Lease or the Gross Revenue (except as contemplated by the Loan Documents); (vii) not to, except with Lender’s prior consent, cancel or accept surrender or termination of any Major Lease; and (viii) not to, except with Lender’s prior consent, modify or amend any Lease (except, solely with respect to Leases that are not Major Leases, for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the applicable Lease). Any action in violation of clause (v), (vi), (vii) or (viii) of this Section 4.1.9(a) shall be void at the election of Lender.

(b)       All Major Leases and all renewals, modifications and amendments thereof (other than renewals, modifications and amendments strictly limited to the implementation of options or rights expressly contained in Major Leases and with respect to which Mortgage Borrower has no discretion as to the terms thereof) executed after the date hereof shall be subject to Lender’s prior approval. Borrower shall, or shall cause Mortgage Borrower to, submit to Lender a copy of any proposed Major Lease or any proposed renewal, modification or amendment of any Major Lease, together with all other documents and information reasonably necessary to evaluate such Major Lease, renewal, modification or amendment.

(c)       All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years (unless Lender approves in writing a shorter term), (iv) have a term of not more than fifteen (15) years, including all extensions and renewals (unless Lender approves in writing a longer term), (v) provide that such Lease is subordinate to the Security Instrument and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (vi) be with Tenants that are creditworthy, (vii) [intentionally omitted], (viii) not be to an Affiliate of Borrower, any Guarantor, Plymouth Industrial 20 Financial or Manager; and (ix) not contain any option to purchase, any right of first option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of destruction or condemnation of all or substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which could materially adversely affect Lender’s rights under the Loan Documents.

(d)       Borrower shall not, and shall cause Mortgage Borrower not to, permit or consent to any assignment or sublease of any Major Lease without Lender’s prior approval (other than any assignment or sublease expressly permitted under a Major Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Mortgage Borrower).

(e)       Borrower agrees to bear and shall pay or reimburse Lender on demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with the review of any proposed Major Lease, any other matter requiring Lender’s consent under this Section 4.1.9 or execution and delivery of any subordination, non-disturbance and attornment agreement in accordance with this Section 4.1.9.

(f)       Within ten (10) days after Lender’s written request, Borrower shall, or shall cause Mortgage Borrower to, furnish to Lender a statement of all tenant security or other deposits and copies of all Leases not previously delivered to Lender, certified as being true, correct and complete.

(g)       All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all applicable Legal Requirements, shall not be commingled with any other funds of Borrower or Mortgage Borrower and, if cash, shall be deposited by Borrower in a separately designated account under Borrower’s control at KeyBank, National Association in accordance with the Loan Documents and the Mortgage Loan Documents. After the occurrence of an Event of Default, Borrower shall cause each Mortgage Borrower to, if permitted by the applicable Legal Requirements and the Mortgage Loan Documents, cause all such security deposits (and any interest thereon) to be transferred to a separate Eligible Account at a bank designated by Lender, to be held subject to the terms of the Leases. Any bond or other instrument which Borrower or Mortgage Borrower is permitted to hold in lieu of cash security deposits under the applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as described above, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted by the applicable Legal Requirements, and subject to the rights of Mortgage Lender under the Mortgage Loan Documents, name Lender as payee or mortgagee thereunder (or, at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with the applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of each Mortgage Borrower’s and Borrower’s, as applicable, compliance with the foregoing.

4.1.10       Alterations. Lender’s prior approval shall be required in connection with any alterations to any Property (a)(i) that could reasonably be expected to have a Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (iii) that could reasonably be expected to adversely affect any structural component of any Improvements, any utility or HVAC system at any Property or the exterior of any building constituting a part of any Improvements or (b) any alterations to any Property during the continuation of any Event of Default, which approval, in each case under clause (a) or (b), may be granted or withheld in Lender’s sole discretion. Any alteration to any Property shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements. If the total unpaid amounts incurred and to be incurred with respect to the alterations to any Property for which Lender’s consent is required hereunder shall at any time exceed the Alteration Threshold, upon Lender’s reasonable request, Borrower shall promptly deliver to Lender, as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) letters of credit, (C) U.S. Obligations or (D) other securities reasonably acceptable to Lender, provided that, if a Securitization has occurred, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases; provided that the applicable Leases shall be in full force and effect) over the Alteration Threshold, and, at Lender’s option, Lender shall have the right to apply such security from time to time to pay for such alterations. Upon substantial completion of any alteration to the Property, Borrower shall provide evidence satisfactory to Lender that (1) such alteration was constructed in all material respects in accordance with all applicable Legal Requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with such alteration have been paid in full and have delivered unconditional releases of liens, and (3) all licenses and permits necessary for the use, operation and occupancy of the Improvements have been issued, provided that, if any such license or permit is temporary in nature, Borrower shall cause Mortgage Borrower to diligently pursue procuring a permanent license or permit from the applicable Governmental Authority.

4.1.11       Use of Property. Borrower shall, and shall cause Mortgage Borrower to, cause the Property to be used, operated and maintained in compliance, in all material respects, with all applicable Legal Requirements concerning zoning and use and for multifamily residential purposes in a manner consistent, in all material respects, with past practices of use, operation and maintenance at all times during the term of the Loan. Borrower will not cause or permit, and will cause Mortgage Borrower not to cause or permit, any nonconforming use applicable to all or any portion of the Property under applicable zoning laws to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

4.1.12       Material Agreements. Borrower shall, and shall cause Mortgage Borrower to, (a) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement or Operating Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Agreement to which Borrower or Mortgage Borrower is a party in a commercially reasonable manner.

4.1.13       Performance by Borrower. Borrower shall, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender. Borrower shall cause Mortgage Borrower to, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of each Loan Document and Mortgage Loan Document executed and delivered by Mortgage Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of Mortgage Loan Document executed and delivered by Mortgage Borrower without the prior consent of Lender. Borrower shall cause Mortgage Borrower to promptly deliver to Lender a true and complete copy of any notice sent by or to Mortgage Lender, including, without limitation, copies of any notice of any default by Mortgage Borrower or Guarantor under the Mortgage Loan Documents

4.1.14       Costs of Enforcement/Remedying Defaults. In the event (a) that the Pledge Agreement or the Security Instrument is foreclosed in whole or in part or the Note or any other Loan Document or Mortgage Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien, pledge, collateral assignment or mortgage, whether senior or junior to the Security Instrument or the Pledge Agreement, in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor or an assignment by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default, Borrower shall be chargeable with and agrees to pay all actual costs and expenses incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action, which shall be due and payable on demand, together with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement.

4.1.15       Business and Operations. Borrower shall, and shall cause each Mortgage Borrower to, continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, management and operation of the Property and the Collateral. Borrower shall, and shall cause each Mortgage Borrower to, qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, management and operation of the Property and the Collateral. Borrower shall at all times cause Mortgage Borrower to cause each Property which it owns to be maintained as an industrial facility.

4.1.16       Minimum Equity Contribution. There shall at all times be invested in Borrower, equity in an amount not less than the Minimum Equity Contribution. The Minimum Equity Contribution shall be used solely for payment of costs, expenses and fees in connection with the Refinancing and other costs incurred in connection with the operation of the Property as set forth in the Approved Annual Budget and for no other purposes and shall not be distributed to any direct or indirect shareholder of Plymouth Industrial REIT, Inc. or any Affiliate thereof for any purpose. Borrower shall furnish to Lender, within five (5) Business Days after written request, evidence of compliance with this Section 4.1.16 reasonably acceptable to Lender.

4.1.17       Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities relating to terrorism and money laundering. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Lender may, at its option, cause Borrower to comply therewith. All costs and expenses incurred by Lender in connection therewith shall be paid by Borrower to Lender, upon demand, with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Loan Documents.

4.1.18       Handicapped Access.

(a)       Borrower covenants and agrees to cause Mortgage Borrower to cause each Property to, at all times, strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).

(b)       Borrower covenants and agrees to give prompt notice to Lender of the receipt by Borrower or Mortgage Borrower of any complaints related to the violation of any Access Laws and of the commencement of any proceedings or investigations by any Governmental Authority which relate to compliance with any Access Laws.

4.1.19       Additional Reports. Borrower shall deliver to Lender as soon as reasonably available, but in no event later than thirty (30) days after such items become available to Borrower in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower or Mortgage Borrower with respect to the Property.

4.1.20       Notice of Certain Events. Borrower shall promptly notify Lender of (a) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default, hereunder or under the Mortgage Loan Documents; (b) any notice of default received by Borrower or Mortgage Borrower under any agreement, document or instrument to which Borrower or Mortgage Borrower is a party or to which Borrower or Mortgage Borrower, the Collateral or the Property is subject that could reasonably be expected have a Material Adverse Effect; (c) any notice of default received by Borrower or Mortgage Borrower under any other obligations relating to the Property, the Collateral or otherwise material to Borrower or Mortgage Borrower’s business; (d) any notice of default under the Management Agreement; and (e) any pending or threatened legal, judicial, administrative or regulatory proceedings, including any disputes between Borrower or Mortgage Borrower and any Governmental Authority, affecting Borrower, Mortgage Borrower, the Collateral or any Property that could reasonably be expected to have a Material Adverse Effect.

4.1.21       Further Assurances; Power of Attorney.

(a)       Borrower shall, and shall cause Mortgage Borrower to, at Borrower’s sole cost and expense:

(i)       furnish to Lender all instruments, documents, boundary surveys, footing or foundation survey, certificates, plans and specifications, appraisals, title or other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(ii)       cure, or cause to be cured, any defects in the execution and delivery of the Loan Documents;

(iii)       execute and deliver, or cause to be executed and delivered, all such documents, instruments, certificates, assignments and other writings and do, or cause to be done, such other acts necessary or desirable (i) to correct any manifest errors or omissions in the Loan Documents, (ii) to evidence and more fully describe the collateral at any time securing or intended to secure the Obligations, (iii) to perfect, protect or preserve any Liens created under any of the Loan Documents and any collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents or (iv) to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith;

(iv)       do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time; provided, however, that any such further assurances under this subsection (a) do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights hereunder or under any of the other Loan Documents in any material respect; and

(v)       cooperate with Lender, and agree to such amendments, modifications and supplements to this Agreement and the Loan Documents and take such further actions as Lender shall reasonably request, in order for the Loan, and any income from the Loan, to be treated as a qualifying asset and income of a real estate investment trust under Sections 856(c)(3) and 856(c)(4)(A) of the Code, or to comply with any request of Lender or Lender’s outside tax counsel, provided that any such amendments, modifications or supplements, as applicable, will not (a) result in a Material Adverse Effect or (b) increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights hereunder or under any of the other Loan Documents in any material respect.

(b)       Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents, at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to Section 10.2, Section 10.3, and Section 10.4 (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

4.1.22       Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Collateral for the purpose of taxation, (b) affecting any Lien on the Collateral, or (c) changing existing laws of taxation of pledges, collateral assignments, mortgages, deeds of trust, security deeds, or debts secured by real or personal property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

4.1.23       Fees and Expenses. Borrower shall pay, within thirty (30) days of being invoiced therefor from time to time, all reasonable fees and expense of Lender, Lender’s counsel and Lender’s consultants that are incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, whether incurred prior to or after the Closing Date.

4.1.24       Required Repairs. Borrower shall, or shall cause Mortgage Borrower to, perform the Immediate Repairs (as defined in the Mortgage Loan Reserve Agreement (Immediate Repairs)), in accordance with all of the terms and conditions set forth in the Mortgage Loan Reserve Agreement (Immediate Repairs).

4.1.25       Intentionally Omitted.

4.1.26       Curing. To the extent permitted by the Mortgage Loan Documents and the Intercreditor Agreement, to the extent an Event of Default has occurred and is continuing, Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights under the Organizational Documents of Mortgage Borrower, to cause Mortgage Borrower (a) to cure a “Default” or “Event of Default” (in each case, as defined under the Mortgage Loan Documents) and (b) to satisfy any liens, claims or judgments against the Property. Borrower shall reimburse Lender on demand for any and all actual out of pocket costs incurred by Lender in connection with the foregoing and all such expenses incurred by Lender shall be secured by the Pledge Agreement.

4.1.27       Special Distributions. On each date on which amounts are required to be disbursed to Lender pursuant to the terms of the Mortgage Loan Documents or are required to be paid to Lender pursuant to the terms of any of the Loan Documents, Borrower shall exercise its rights under the Organizational Documents of each Mortgage Borrower to cause the applicable Mortgage Borrower to make to Borrower a distribution of any unrestricted funds in the applicable Mortgage Borrower’s possession or control up to the aggregate amount required to be so disbursed to Lender on such date.

4.1.28       Limitation on Securities Issuances. None of Plymouth Industrial 20 Financial, Borrower, or any of their respective subsidiaries shall issue any limited liability company or partnership interests or other securities other than those that have been issued as of the date hereof, except to the extent expressly required or permitted pursuant to the terms and conditions of the Loan Documents or TL Participation Agreement.

4.1.29       Major Decisions. Except as otherwise expressly permitted hereunder, Borrower shall (and shall cause Mortgage Borrower to) obtain Lender’s prior written consent before it takes or approves any of the following actions: (i) changing the express purpose of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial, (ii) the dissolution, liquidation or merger of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial with or into another business; (iii) the sale of any Property or any Collateral; (iv) the purchase or sale of any asset not in the ordinary course of business; (v) the purchase of the stock, membership interest or assets of another Person; (vi) the sale of all or substantially all of Mortgage Borrower’s, Borrower’s or Plymouth Industrial 20 Financial’s assets; (vii) taking any action to cancel or terminate any Material Agreement, Major Lease or the Management Agreement; (viii) selling, assigning, pledging, transferring, mortgaging, hypothecating or otherwise disposing of (by operation of law or otherwise) or encumbering any part of its interest in any Material Agreement, Major Lease or the Management Agreement (except in connection with the execution of the Mortgage Loan Documents); (ix) waiving any default under or breach of any provisions of any Material Agreement, Major Lease or the Management Agreement; (x) waiving, failing to enforce, forgiving or releasing any right, interest or entitlement, howsoever arising, under or in respect of any provisions of any Material Agreement, Major Lease or the Management Agreement, or varying or agreeing to the variation in any material way of any provisions of any Material Agreement, Major Lease or the Management Agreement, or of the performance of any other Person under any Material Agreement, Major Lease or the Management Agreement; (xi) modifying, amending, restating or supplementing any Mortgage Loan Document, Material Agreement, Major Lease or the Management Agreement; (xii) giving any consent under any Material Agreement, Major Lease or the Management Agreement; (xiii) petitioning, requesting or taking any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Major Lease, Material Agreement or the Management Agreement, (xiv) except for the Debt, the Mortgage Loan, and the Permitted Indebtedness, the borrowing of money from any Person, including banks and other lending institutions and (xv) guaranteeing or becoming obligated for the debt of any Person.

4.1.30       Tax Status. For U.S. federal income tax purposes, Borrower shall cause each Mortgage Borrower to not make any election or take any other action that would cause it to be treated as other than a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i) for which Borrower is treated as the sole member. From and after the date hereof, Borrower shall file its own tax returns and shall not file a consolidated federal income tax return with any other Person, except that Borrower’s tax returns may include the Mortgage Borrowers, if applicable.

4.1.31       Property Value. The value of the real property (within the meaning of Treasury Regulation Section 1.856-3(d)) owned by Mortgage Borrower, shall at all times remain at least eighty-five percent (85%) of the value of all of the assets of Mortgage Borrower.

4.1.32       Mosteller Property.

(a)       Borrower and Lender acknowledge that although Mosteller Mortgage Borrower (as defined on Exhibit A annexed hereto) is a party to the Mortgage Loan Documents, the Mortgage Loan Documents provide that (i) Mosteller Mortgage Borrower shall only be deemed to be a “Borrower” under the Mortgage Loan Documents and (ii) the 11540 Mosteller Property (as defined in the Mortgage Loan Agreement) owned by Mosteller Mortgage Borrower shall only be deemed to be a “Property” under, and collateral for, the Mortgage Loan Documents, in the event that all of the conditions of the Mortgage Loan Future Advance Agreement are satisfied and Lender makes the Future Advance to Mortgage Borrower. Notwithstanding anything contained in the Mortgage Loan Documents, Borrower acknowledges and agrees that, for purposes of the Loan, this Agreement and the other Loan Documents, (x) Mosteller Mortgage Borrower is, and shall be at all times, a “Mortgage Borrower” and (y) the 11540 Mosteller Property is, and shall be at all times, a “Property”, unless the Collateral with respect to Mosteller Mortgage Borrower and/or the 11540 Mosteller Property is released pursuant to Section 2.6 hereof, regardless of whether the conditions of the Mortgage Loan Future Advance Agreement are satisfied and/or if Lender makes the Future Advance. Furthermore, Borrower acknowledges and agrees that as security for the Loan, Lender is, and shall be at all times while the Loan is outstanding, the beneficiary of a pledge of 100% of the ownership interests in Mosteller Mortgage Borrower (and/or any subsequent owner of the 11540 Mosteller Property) and all other Collateral with respect to Mosteller Mortgage Borrower (and/or any subsequent owner of the 11540 Mosteller Property), regardless of whether the conditions of the Mortgage Loan Future Advance Agreement are satisfied and/or if Lender makes the Future Advance.

(b)       Borrower shall, and shall cause Mortgage Borrower to, timely comply with all of the terms and conditions set forth in the Mortgage Loan Future Advance Agreement that are required in order to receive the Future Advance Funds (as defined in the Mortgage Loan Future Advance Agreement), including, without limitation, by timely completing the Environmental Measures (as defined in the Mortgage Loan Future Advance Agreement) and timely satisfying all of the Specific Future Advance Conditions (as defined in the Mortgage Loan Future Advance Agreement).

(c)       In the event that the Future Advance is not made in accordance with the terms of the Mortgage Loan Future Advance Agreement on or prior to the Future Advance Cut-Off Date (as defined in the Mortgage Loan Future Advance Agreement) (the “Mosteller Determination Date”), Borrower shall transfer its entire ownership interest in Mosteller Mortgage Borrower to a new entity that is not owned or controlled by Borrower (“Mosteller Transferee”) within thirty (30) days following the Mosteller Determination Date (the “Mosteller Transfer”). It is Borrower’s, Guarantor’s and Lender’s intent that following the Mosteller Transfer, Lender shall continue to have a pledge of, first lien on and security interest in, all of the ownership interests in the Mosteller Mortgage Borrower as collateral for the Loan. Accordingly, Borrower shall, and shall cause Mortgage Borrowers, Plymouth Industrial 20 Financial, Guarantors and each of their Affiliates to, cooperate with Lender to deliver all documents reasonably requested by Lender to ensure that upon the occurrence of the Mosteller Transfer, Lender continues to have (i) a perfected pledge of, first lien on and security interest in, all of the ownership interests in Mosteller Mortgage Borrower and (ii) a participation interest in the 11540 Mosteller Property upon the same economic terms as Lender has in the 11540 Mosteller Property as of the date hereof pursuant the TL Participation Agreement. Such documents shall include, without limitation, a pledge and security agreement in substantially the same form as the Pledge Agreement delivered to Lender as of the date hereof and a participation agreement in substantially the same form as the TL Participation Agreement delivered to Lender as of the date hereof (the “Updated Mosteller Documents”). In the event of a Mosteller Transfer, Borrower shall, and shall cause Plymouth Industrial 20 Financial, Guarantors and each of their Affiliates to, comply with all of the terms and provisions of Section 4.2 of the JV Agreement.

(d)       Borrower shall not, and Borrower shall not permit Mortgage Borrower, Plymouth Industrial 20 Financial, Guarantor or any Affiliate of any of the foregoing to, finance or create a voluntary Lien on the 11540 Mosteller Property (other than the Lien contemplated by the Mortgage Loan Documents) without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion.

4.1.33       JV Redemption. If DOF IV Plymouth’s Membership Interests (as defined in the JV Agreement) are redeemed on or before the Redemption Date (as defined in the JV Agreement) in accordance with the terms of the JV Agreement, Borrower shall, and shall cause Mortgage Borrowers, Plymouth Industrial 20 Financial, Guarantors and each of their Affiliates to, cooperate with Lender to deliver all documents reasonably requested by Lender to ensure that upon the occurrence of such redemption, Lender continues to have a perfected pledge of, first lien on and security interest in, 100% of the ownership interests in each Mortgage Borrower, including, without limitation, a pledge and security agreement in substantially the same form as the Pledge Agreement delivered to Lender as of the date hereof, updated certificated interests, stock transfer powers, control letters, etc. (the “Updated Pledge Documents”)

4.1.34       Property Record Agreements. Borrowers shall perform and comply with all covenants, conditions and prohibitions required of any Borrower in connection with any Property Record Agreement and any other encumbrance affecting any Property or any other Collateral, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the Lien hereof.

Section 4.2   Borrower Negative Covenants.

Borrower covenants and agrees with Lender that:

4.2.1       Liens. Borrower shall not, nor permit Mortgage Borrower or Plymouth Industrial 20 Financial to, create, incur, assume or suffer to exist any Lien on any portion of the Property or the Collateral or any direct or indirect interest in Mortgage Borrower, Borrower or in Plymouth Industrial 20 Financial except for Permitted Encumbrances.

4.2.2       Dissolution. Borrower shall not and shall not permit Mortgage Borrower to (a) engage in any dissolution, winding up, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership, management and operation of the Collateral and the Property, (c) amend, modify, waive or terminate any Organizational Document of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial, or any provision thereof, (d) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the assets or properties of Borrower or Mortgage Borrower except to the extent expressly permitted by the Loan Documents or the Mortgage Loan Documents, or (e) cause, permit or suffer Plymouth Industrial 20 Financial to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Plymouth Industrial 20 Financial would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate any Organizational Document of Plymouth Industrial 20 Financial or any provision thereof, in each case without obtaining the prior consent of Lender.

4.2.3       Change in Business. Borrower shall not and shall not permit Mortgage Borrower to (a) enter into any line of business other than the ownership, management and operation of the Property and the Collateral, (b) make any material change in the scope or nature of its business objectives, purposes or operations, or (c) undertake or participate in activities other than the continuance of its present business.

4.2.4       Debt Cancellation. Borrower shall not and shall not permit Mortgage Borrower to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s and Mortgage Borrower’s business.

4.2.5       Affiliate Transactions. Borrower shall not and shall not permit Mortgage Borrower to enter into, or be a party to, any transaction with any Affiliate of Mortgage Borrower, Borrower or any partner, member, or shareholder, as applicable, thereof, or any Affiliate of Mortgage Borrower or Borrower except in the ordinary course of business and on terms and conditions that are fully disclosed to Lender in advance and that are intrinsically fair, commercially reasonable and no less favorable to Mortgage Borrower, Borrower or such Affiliate, partner, member or shareholder than those that would be available on an arm’s-length basis with an unrelated third party.

4.2.6       Zoning. Borrower shall not and shall not permit Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.7       Assets. Borrower shall not purchase or own any asset or property other than the Collateral and any asset or property necessary for or incidental to the ownership of the Collateral. Borrower shall not permit Mortgage Borrower to purchase or own any asset or property other than the Property and any asset or property necessary for or incidental to the ownership, leasing and operation of the Property.

4.2.8       No Joint Assessment. Borrower shall not and shall not permit Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) with any portion of the Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property or any portion thereof.

4.2.9       Principal Place of Business. Borrower shall not and shall not permit Mortgage Borrower to change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days’ prior notice.

4.2.10       ERISA.

(a)       Borrower shall not and shall not permit Mortgage Borrower to engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)       Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) neither Borrower nor Mortgage Borrower is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) neither Borrower nor Mortgage Borrower is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one (1) or more of the following circumstances is true:

(A)       Equity interests in Borrower and Mortgage Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B)       Less than twenty-five percent (25%) of each outstanding class of equity interests in each of Mortgage Borrower and Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C)       Borrower and Mortgage Borrower each qualify as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(D)       The Loan meets the requirements of Prohibited Transaction Exemption 95-60, 90-1, 84-14 or a similar exemption.

4.2.11       Material Agreements. Borrower shall not and shall not permit Mortgage Borrower to, without Lender’s prior consent: (a) enter into, surrender or terminate any Material Agreement to which Borrower or such Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which Borrower or Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject (subject to ordinary course increases specifically provided for therein); or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of Borrower’s or Mortgage Borrower’s rights and remedies under any Material Agreement to which Borrower or Mortgage Borrower is a party or to which Borrower, Mortgage Borrower, the Collateral or the Property is subject in any material respect.

4.2.12       Change of Name, Identity or Structure. Borrower shall not and shall not permit Mortgage Borrower or Plymouth Industrial 20 Financial to, cause or permit any change to be made to Borrower’s, Mortgage Borrower’s or Plymouth Industrial 20 Financial’s name, identity (including its trade name or names) or corporate, partnership or other organizational structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior consent of Lender. Borrower shall and shall cause Mortgage Borrower and Plymouth Industrial 20 Financial to execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or amendment to financing statement required by Lender to establish or maintain the validity, perfection and priority of the security interests granted by the Loan Documents. At Lender’s request, Borrower shall execute a certificate in form satisfactory to Lender listing each trade name under which Borrower and Mortgage Borrower operates or intends to operate the Property or the Collateral, and representing and warranting that neither Borrower nor Mortgage Borrower does business under any other trade name with respect to the Property or the Collateral.

4.2.13       Special Purpose. Without in any way limiting the provisions of this Article IV, Borrower shall not take or permit any action that would result in Borrower or Plymouth Industrial 20 Financial not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 hereof or Mortgage Borrower not being in compliance with the representations, warranties and covenants set forth in Section 5.1.14 of the Mortgage Loan Agreement.

4.2.14       Prohibited Person. At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Prohibited Person, with the result that the investment in Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Lender would be in violation of law, (b) no Prohibited Person shall have any interest of any nature whatsoever in Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor, as applicable, with the result that the investment in Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, Key Principals or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

4.2.15       Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

4.2.16        Intentionally Omitted.

4.2.17       Distributions. Borrower shall not, and shall not permit Mortgage Borrower to, at any time during an Event of Default or during a Triggering Event Condition, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Mortgage Borrower or Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Mortgage Borrower or Borrower. Notwithstanding the foregoing, Borrower shall cause Mortgage Borrower to, at all times, comply with the Mortgage Loan Cash Collateral Agreement.

4.2.18       No Contractual Obligations. Other than the Loan Documents, the Organizational Documents of Borrower, the Organizational Documents of Plymouth Industrial 20 Financial, and the Organizational Documents of each Mortgage Borrower, neither Borrower, Plymouth Industrial 20 Financial nor any of their assets shall be subject to any Contractual Obligations, and Borrower and Plymouth Industrial 20 Financial shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except, in each case, for such liabilities, not material in the aggregate, that are incidental to its activities as sole member of Mortgage Borrower or Borrower, as applicable.

4.2.19       Creation of Easements. Except as expressly permitted herein or as approved by Lender in writing, Borrower shall not, nor permit Mortgage Borrower to, (i) enter into, create, or permit any Property or any part thereof to become subject to, any Property Record Agreement, other than a Permitted Encumbrance, or (ii) amend, supplement, cancel, modify or terminate any Property Record Agreement that is a Permitted Encumbrance.

V.       INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1   Insurance.

5.1.1       Borrower shall cause Mortgage Borrower to (a) maintain at all times during the term of the Loan the Policies required under the Mortgage Loan Documents, and (b) otherwise satisfy all covenants related thereto as provided in the Mortgage Loan Documents. Subject to applicable law and the prior rights of Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Borrower shall, cause Lender to (i) be named as certificate holder on all property policies and as an additional insured on all liability policies, and (ii) be entitled to such notice and consent rights afforded Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Documents relating to the Policies as may be designated by Lender. Borrower shall not permit the Policies to be canceled without at least thirty (30) days’ prior notice to Lender. Borrower shall provide Lender with evidence of all such insurance required hereunder and with the other related notices required under the Mortgage Loan Documents, in each case, on or before the date on which Mortgage Borrower is required to provide the same to Mortgage Lender. If at any time Lender is not in receipt of written evidence that all insurance required hereunder or under the Mortgage Loan Documents is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Collateral, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All costs and expenses (including any Insurance Premiums) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Pledge Agreement and the other Loan Documents.

5.1.2       Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Insurance Requirement Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Insurance Requirement Provisions”), Borrower shall promptly notify Lender of the same, and to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Insurance Requirement Provisions as may be required by Lender (provided such amendments are substantially similar to the provisions in effect in the Mortgage Loan Agreement relating to the same immediately prior to the waiver, termination or amendment of said Waived Insurance Requirement Provisions) and shall cause Mortgage Borrower to acknowledge and agree to the same.

Section 5.2   Casualty and Condemnation.

5.2.1       Casualty. If any Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall, subject to the Mortgage Loan Documents, cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property in accordance with Section 5.1.16 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs and expenses of such Restoration whether or not such costs and expenses are covered by insurance. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower or Mortgage Borrower. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, in the event of a Casualty where the loss and the applicable Net Proceeds are less than the Restoration Threshold, Borrower may, and may allow Mortgage Borrower to, settle and adjust such claim; provided that (a) no Event of Default has occurred and remains outstanding and (b) such adjustment is carried out in a commercially reasonable and timely manner. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, in the event of a Casualty where the loss or Net Proceeds is equal to or greater than the Restoration Threshold or if an Event of Default has occurred and remains outstanding, Borrower may settle and adjust such claim only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents.

5.2.2       Condemnation. Borrower shall (or shall cause Mortgage Borrower to) give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall (or shall cause Mortgage Borrower to) deliver to Lender a copy of any and all notices or papers served in connection with such Condemnation or related proceedings. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Borrower may and may only allow Mortgage Borrower to settle and compromise any Condemnation only with the prior consent of Lender and Lender shall have the opportunity to participate, at Borrower or Mortgage Borrower’s cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and Borrower and Mortgage Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Borrower shall cause Mortgage Borrower, at its cost and expense, to diligently prosecute any such litigations or proceedings, and shall (or shall cause Mortgage Borrower to) consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such litigations or proceedings. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any Condemnation. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by any Governmental Authority, subject to the Mortgage Loan Documents, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the Restoration of the Property and otherwise comply with the provisions of Section 5.1.17 of the Mortgage Loan Agreement. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award or a portion thereof sufficient to pay the Debt in full.

5.2.3       Restoration. Borrower shall cause Mortgage Borrower to deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the Restoration of the Property after a Casualty or Condemnation. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), Borrower shall promptly notify Lender of the same, and to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) [intentionally omitted], (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Net Proceeds related to the Waived Restoration Provisions.

VI.       RESERVE FUNDS AND CASH MANAGEMENT

Section 6.1   Substitute Reserves.

6.1.1       Substitute Reserves.

(a)       Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserves as required under the Mortgage Loan Documents and to perform and comply with all the terms and provisions relating thereto. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of compliance with the foregoing.

(b)       Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Reserves are no longer being maintained and/or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such Mortgage Loan Reserves, the “Waived Reserve”), Borrower shall promptly (i) notify Lender of the same and establish and maintain with Lender and for the benefit of Lender reserves in replacement and substitution thereof (the “Substitute Reserves”), which Substitute Reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents in effect immediately prior to such termination, reduction, waiver or modification of the Mortgage Loan Reserves, (ii) execute any amendments to this Agreement and/or the Loan Documents relating to the Substitute Reserves required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same in effect immediately prior to such termination, reduction, waiver or modification of the Mortgage Loan Reserves) and shall cause Mortgage Borrower to acknowledge and agree to the same, (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Mortgage Loan Reserves remaining after the termination and/or waiver of the Waived Reserve and (iv) upon request by Lender, make a payment into the Substitute Reserves in respect of any deficiency therein identified by Lender. In the event that the Mortgage Lender subsequently reinstates all or any Waived Reserve, then the Lender shall cooperate to transfer such Substitute Reserves to the Mortgage Lender, and Borrower shall no longer be required to deposit funds into such Substitute Reserves until such time as any such Waived Reserve subsequently exist.

Section 6.2   Reserve Funds.

6.2.1       Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Substitute Reserves (any and all such monies, the “Substitute Reserve Funds”) as additional security for the performance of the Obligations. Until expended or applied as provided in this Agreement, the Substitute Reserve Funds shall constitute additional security for the performance of the Obligations. Lender shall have no obligation to release any of the Substitute Reserve Funds while any Default or Event of Default has occurred and remains outstanding. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Substitute Reserve Funds to the payment of the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Borrower shall not further pledge, assign or grant any security interest in any Substitute Reserve Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.2.2       Investments; Income Taxes. The Substitute Reserve Funds shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. At the election of Lender, the Substitute Reserve Funds may be held as subaccounts of the Substitute Cash Management Account. At Lender’s election, all interest on a Substitute Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall report on its federal, state and local income tax returns all interest or income on the Substitute Reserve Funds credited or paid to Borrower.

6.2.3       Indemnity. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys’ fees and expenses) arising from or in any way connected with the Substitute Reserve Funds or the performance of the obligations for which the Substitute Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid or reimbursed from or secured by the Substitute Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains outstanding.

VII.       PROPERTY AND ASSET MANAGEMENT

Section 7.1   Management Agreement. Borrower shall and shall cause Mortgage Borrower to cause the Property to be operated in accordance with each Management Agreement. Borrower shall and shall cause Mortgage Borrower to (a) diligently perform and observe all of the terms, covenants and conditions of each Management Agreement on the part of Borrower or Mortgage Borrower to be performed and observed, (b) promptly notify Lender of any default under any Management Agreement, (c) promptly deliver to Lender a copy of each financial statement, business plan and capital expenditures plan received by it under each Management Agreement and (d) promptly enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by Manager under each Management Agreement. If Borrower or Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Management Agreement on the part of Borrower or Mortgage Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower or Mortgage Borrower from any of its obligations hereunder, under the other Loan Documents or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause the terms, covenants and conditions of the Management Agreement on the part of Borrower or Mortgage Borrower to be performed or observed in all material respects. Notwithstanding the foregoing, Borrower hereby represents that, as of the Closing Date, the 210 American Property (as defined on Exhibit A annexed hereto) is self-managed and is not managed by a third party manager; the tenant at the 210 American Property, pursuant to its lease, is responsible, at its sole cost and expense, for performing maintenance and repairs and providing other services that a property manager would customarily provide at the 210 American Property. Borrower represents and acknowledges that Borrower, Mortgage Borrower and each of their Affiliates do not, and are not entitled to, receive a management fee in connection with the 210 American Property.

Section 7.2   Prohibition Against Modification of Management Agreement.

(a)       Borrower shall not, and shall not permit Mortgage Borrower to, without prior consent of Lender, (i) enter into any new property management agreement; (ii) surrender, terminate, cancel, modify, renew, amend, or extend any Management Agreement; (iii) reduce or consent to the reduction of the term of any Management Agreement, (iv) increase or consent to the increase of the amount of any fees or other charges under any Management Agreement, or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Management Agreement in any material respect.

(b)       In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall and shall cause Mortgage Borrower to promptly enter into a Replacement Management Agreement with a Qualified Manager and such other documentation, including, without limitation, an assignment of management agreement and subordination of management fees in the form then used by Lender and amendments to the Loan Documents reflecting such Replacement Management Agreement as required by Lender.

(c)       [Intentionally Omitted.]

(d)       Upon the occurrence and during the continuation of an Event of Default, Borrower shall not and shall not permit Mortgage Borrower to grant any approvals or otherwise take any action to terminate any Management Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Section 7.3   Replacement of Manager. Subject to the rights of Mortgage Lender, Lender shall have the right to require Borrower to cause Mortgage Borrower to terminate any Management Agreement and replace the Manager thereunder with a Person chosen by Lender upon the occurrence of any one or more of the following events: (a) at any time during the continuance of an Event of Default beyond any applicable notice and cure period, (b) if Manager shall be in default under its Management Agreement beyond any applicable notice and cure period, (c) if Manager shall become insolvent or a debtor in any Bankruptcy Action, (d) if at any time Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (e) if at any time for any other reason Borrower has the right to terminate the Management Agreement pursuant to its terms, and/or (f) if Lender determines that the Property is not being managed in accordance with generally accepted management practices for properties similar to the Property and such sustained sub-optimal performance by Manager occurs for a period of not less than one hundred twenty (120) days.

Section 7.4   Asset Management Agreement. Borrower shall and shall cause Mortgage Borrower to cause the Property to be operated in accordance with each Asset Management Agreement. Borrower shall and shall cause Mortgage Borrower to (a) diligently perform and observe all of the terms, covenants and conditions of each Asset Management Agreement on the part of Borrower or Mortgage Borrower to be performed and observed, (b) promptly notify Lender of any default under any Asset Management Agreement, (c) promptly deliver to Lender a copy of each financial statement, business plan and capital expenditures plan received by it under each Asset Management Agreement and (d) promptly enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by Manager under each Asset Management Agreement. If Borrower or Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Asset Management Agreement on the part of Borrower or Mortgage Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower or Mortgage Borrower from any of its obligations hereunder, under the other Loan Documents or under the Asset Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause the terms, covenants and conditions of the Asset Management Agreement on the part of Borrower or Mortgage Borrower to be performed or observed in all material respects. Notwithstanding anything herein contained, no asset management fees or other amounts due and payable under the Asset Management Agreement shall be paid to Asset Manager during a Triggering Event Condition or during the continuance of an Event of Default.

Section 7.5   Prohibition Against Modification of Asset Management Agreement.

(a)       Borrower shall not, and shall not permit Mortgage Borrower to, without prior consent of Lender, (i) surrender, terminate, cancel, modify, renew, amend, or extend the Asset Management Agreement; (ii) reduce or consent to the reduction of the term of the Asset Management Agreement, (iii) increase or consent to the increase of the amount of any fees or other charges under the Asset Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Asset Management Agreement in any material respect.

(b)       Upon the occurrence and during the continuation of an Event of Default, Borrower shall not and shall not permit Mortgage Borrower to grant any approvals or otherwise take any action to terminate the Asset Management Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Section 7.6    Termination of Asset Manager. Subject to the rights of Mortgage Lender, Lender shall have the right to require Borrower to cause Mortgage Borrower to terminate the Asset Management Agreement upon the occurrence of any one or more of the following events: (a) at any time during the continuance of an Event of Default beyond any applicable notice and cure period, (b) if Asset Manager shall be in default under the Asset Management Agreement beyond any applicable notice and cure period, (c) if Asset Manager shall become insolvent or a debtor in any Bankruptcy Action, (d) if at any time Asset Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (e) if at any time for any other reason Borrower has the right to terminate the Asset Management Agreement pursuant to its terms, and/or (f) if Lender determines that the Property is not being managed in accordance with generally accepted asset management practices for properties similar to the Property and such sustained sub-optimal performance by Asset Manager occurs for a period of not less than one hundred twenty (120) days.

Section 7.7   Leasing Agreements. As of the date hereof, Borrower represents that there exists only one leasing agreement in place (for the 3940 Stern Property). All leasing brokerage agreements must be with leasing brokers and contain subordination and termination provisions and must be otherwise reasonably satisfactory to Lender, both as to such leasing brokerage agreement and as to such leasing broker or agent. Borrowers shall cause each leasing broker or agent to enter into a subordination and recognition agreement in the form and substance of Lender’s form Leasing Agent Consent and Recognition Agreement and to deliver to Lender such subordination and recognition agreement simultaneously with the execution and delivery of such leasing brokerage agreement. Borrowers shall provide Lender with a copy of any written notice received by Borrowers from such leasing broker of the occurrence of any default or event of default or condition that with the giving of notice or passage of time, or both, would constitute an event of default under any leasing brokerage agreement or that would entitle the leasing broker to terminate its agreement. Borrower shall cause Mortgage Borrower to terminate such leasing brokerage agreement, at Lender’s reasonable request, upon not less than thirty (30) days’ prior notice to Borrowers during an Event of Default.

VIII.       TRANSFERS

Section 8.1   Transfer or Encumbrance of Property.

(a)       Without the prior consent of Lender, neither Borrower, Mortgage Borrower nor any Restricted Party shall do any of the following (each, a “Transfer”): sell, transfer, convey, assign, mortgage, pledge, encumber, alienate, grant a Lien on, grant any option with respect to or grant any other interest in the Property or the Collateral, any part thereof or any direct or indirect interest therein (including any legal, beneficial or economic interest in Borrower, Mortgage Borrower or any Restricted Party), directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record, other than Permitted Transfers.

(b)       A Transfer shall include (i) an installment sales agreement wherein Borrower or Mortgage Borrower agrees to sell the Property, the Collateral, any part thereof or any interest therein for a price to be paid in installments; (ii) an agreement by Borrower or Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower or Mortgage Borrower’s right, title and interest in and to any Leases or any Gross Revenue; (iii) if Mortgage Borrower, or Borrower or any Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Mortgage Borrower, Borrower or any Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (v) if Mortgage Borrower, Borrower or any Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.

(c)       Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Debt immediately due and payable upon a Transfer (other than a Permitted Transfer) without Lender’s prior consent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not Lender has consented to any previous Transfer.

(d)       Lender’s consent to one Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 8.1 shall be null and void and of no force and effect.

(e)       Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and/or documentation of any proposed Transfer. If required by Lender, Borrower shall deposit with Lender an amount equal to Lender’s anticipated costs and expenses in evaluating any proposed Transfer.

(f)       No assumption of the Loan shall be permitted.

(g)       Without obligating Lender to grant any consent under this Section 8.1 which Lender may grant or withhold in its sole discretion, Lender reserves the right to condition the consent required hereunder upon (i) a modification of the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents; (ii) an assumption of this Agreement, the Note, the Pledge Agreement and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 11.22; (iii) payment of all of Lender’s expenses incurred in connection with such transfer; (iv) if a Securitization has occurred, the confirmation in writing by the applicable Rating Agencies that the proposed transfer will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned in connection with any Securitization; (v) at Lender’s election, the delivery of an Insolvency Opinion reflecting the proposed transfer satisfactory in form and substance reasonably satisfactory to Lender; (vi) the proposed transferee’s continued compliance with the representations and covenants set forth in Section 3.1.24 and 4.2.11; (vii) the delivery of evidence reasonably satisfactory to Lender of the single purpose nature and bankruptcy remoteness of Borrower, Mortgage Borrower and Plymouth Industrial 20 Financial, as the case may be, following such transfers; (viii) the proposed transferee’s ability to satisfy Lender’s then-current underwriting standards; (ix) delivery of a replacement guaranty in form and substance satisfactory to Lender from a replacement guarantor having Control over Borrower and Mortgage Borrower after effectuating the subject transfer provided such replacement guarantor shall be approved by Lender in its sole and absolute discretion; or (x)such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer, other than any Permitted Transfer, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Section 8.2   Permitted Transfers of Interests in Borrower.

(a)       Notwithstanding anything to the contrary contained in Section 8.1 hereof, provided that the conditions set forth in Section 8.2(b) are satisfied Lender’s consent shall not be required in connection with (each of the following, a “Permitted Transfer”):

(i)       any Transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto;

(ii)       any Transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; and

(iii)       to the extent permitted by the Mortgage Loan Documents, and subject to the rights of Mortgage Lender thereunder, any Transfer of any passive, non-voting direct or indirect interest in Mortgage Borrower, Borrower, Plymouth Industrial 20 Financial, of any other Restricted Party, related to or in connection with the estate planning of such transferor to (A) an immediate family member of such interest holder (or to partnerships or limited liability companies or other such vehicles Controlled solely by one or more of such family members) or (B) a trust established for the benefit of such immediate family member.

(b)       Each Permitted Transfer shall be subject to the following conditions:

(i)       No Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer;

(ii)       such Transfer shall not (1) cause the transferee, together with its Affiliates, to acquire directly or indirectly control of any Restricted Party, (2) result in Borrower no longer being controlled by one or more of the Key Principals, or (3) cause the transferee, together with its Affiliates, to increase its direct or indirect interest in any Restricted Party to an amount which exceeds forty-nine percent (49%) in the aggregate;

(iii)       to the extent the transferee owns ten percent (10%) or more of the direct or indirect interests in any Restricted Party immediately following such Transfer (provided that such Transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in such Restricted Party as of the Closing Date), Borrower shall deliver, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require;

(iv)       after giving effect to such Transfer, the Key Principals, shall continue to own, directly or indirectly, in the aggregate at least fifty-one percent (51%) of all legal, beneficial and economic interests in each Restricted Party and shall continue to control each Restricted Party in all material respects;

(v)       each Property shall continue to be managed by Manager;

(vi)       Borrower shall give Lender notice of such Transfer, together with copies of all instruments effecting such Transfer and copies of any Organizational Documents of such Transferee that Lender shall require, not less than ten (10) days prior to the proposed date of such Transfer (or within ten (10) days following such Transfer in the case of in Sections 8.2(a)(i), (ii), or (iv)); and

(vii)       Borrower shall continue to be the sole member of each Mortgage Borrower and Plymouth Industrial 20 Financial shall continue to be the sole member of Borrower.

(c)       Borrower may sell individual Properties in accordance with the terms and conditions set forth in Section 2.6.3 hereof.

Section 8.3   Insolvency Opinion.

Notwithstanding anything in this Agreement to the contrary, upon the request of Lender if, after giving effect to any Transfer (including, without limitation, a Permitted Transfer), more than forty-nine percent (49%) in the aggregate of direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender prior to the effective date of such Transfer an updated Insolvency Opinion acceptable to Lender and, in the event the Loan has been included in a Securitization, the Rating Agencies.

Section 8.4    Permitted Mortgage Debt.

Lender hereby consents to the existence of the Mortgage Loan pursuant to the Mortgage Loan Agreement and the other Mortgage Loan Documents.

IX.       SALE AND SECURITIZATION OF MORTGAGE

Section 9.1   Sale of Mortgage and Securitization.

(a)       Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan or to syndicate any direct or indirect interests in the Loan or sell or otherwise transfer any portion thereof or any interest therein, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof or any interest therein in one or more private or public securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transaction referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities.”)

(b)       If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by actual and/or prospective investors, the Rating Agencies, actual and/or prospective counterparties in any Secondary Market Transaction or by any Legal Requirements in connection with any Secondary Market Transactions (including any Exchange Act Filings or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements), including, without limitation, to:

(i)       (A) provide or cause Mortgage Borrower to provide updated financial and other information with respect to the Property, the business operated at each Property, the Collateral, Mortgage Borrower, Borrower, Guarantor, any Affiliate of Mortgage Borrower, Borrower or Guarantor and Manager (including, without limitation, the information set forth on Schedule III hereto), (B) provide updated budgets and Rent Rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property and (C) provide updated appraisals, market studies, environmental audits, reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information required under clauses (A), (B) and (C) shall hereinafter be referred to collectively as the “Updated Information”), together with appropriate verification of the Updated Information through letters of auditors, certificates of third party providers or opinions of counsel acceptable to Lender, the Rating Agencies, and any actual or prospective counterparty or investor in a Secondary Market Transaction;

(ii)       provide or cause Mortgage Borrower to provide opinions of counsel, which may be relied upon by Lender, the NRSROs and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance, and “true sale” or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies or any actual or prospective counterparty or investor in a Secondary Market Transaction with respect to the Property, the Collateral, Mortgage Borrower, Guarantor and any Affiliate of Mortgage Borrower, Borrower or Guarantor, which counsel and opinions shall be satisfactory to Lender, the Rating Agencies, and any actual or prospective counterparty or investor in a Secondary Market Transaction;

(iii)       provide, and cause to be provided, updated representations and warranties made in the Loan Documents and make, and cause to be made, such additional representations and warranties as may be requested by Lender, the Rating Agencies, or any actual or prospective counterparty or investor in a Secondary Market Transaction and consistent with the facts covered by such representations and warranties as they exist on the date thereof;

(iv)       execute, and cause to be executed, such amendments, replacements or other modifications to Mortgage Borrower’s or Borrower’s Organizational Documents or the Loan Documents and the Mortgage Loan Documents as may be requested by Lender, the Rating Agencies, or any actual or prospective counterparty or investor in a Secondary Market Transaction to effect the Secondary Market Transactions; provided, however, that neither Borrower nor Mortgage Borrower shall be required to amend, restate or otherwise modify any Loan Document or Mortgage Loan Document if such amendment, restatement or other modification would (A) increase the initial weighted average interest rate or change the amortization of principal set forth herein or in the Note (except that the weighted average interest rate or the amortization of principal may subsequently change due to involuntary prepayments or if an Event of Default shall occur) or (B) amend or otherwise modify any other material economic term of the Loan; and

(v)       attend management meetings, provide access to the Property and conduct tours of the Property; and

(vi)       provide, and cause to be provided, certificates or other evidence of reliance satisfactory to Lender, the Rating Agencies, and any actual or prospective counterparty or investor in a Secondary Market Transaction with respect to any information or third party reports obtained in connection with the origination of the Loan or any Updated Information from Mortgage Borrower, Borrower, Guarantor, any Affiliate of Mortgage Borrower, Borrower or Guarantor, Manager and any accountants, appraisers, engineers, environmental assessment experts and other experts or third party providers of such information, reports or Updated Information.

(c)       If, at the time one or more Disclosure Documents are being prepared for or in connection with a Securitization or other applicable Secondary Market Transaction, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall and shall cause Mortgage Borrower to furnish to Lender upon request the following financial information:

(i)       if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization or other applicable Secondary Market Transaction, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

(ii)       if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization or other applicable Secondary Market Transaction, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(d)       Further, if requested by Lender, Borrower shall and shall cause Mortgage Borrower to, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of the Property if, in connection with a Securitization or other applicable Secondary Market Transaction, Lender expects there to be, as of the cut-off date for such Securitization or other applicable Secondary Market Transaction, a concentration with respect to such tenant or group of Affiliated tenants within all of the mortgage loans included or expected to be included in the Securitization or other applicable Secondary Market Transaction such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall and shall cause Mortgage Borrower to furnish to Lender, on an ongoing basis, financial data or financial statements with respect to such tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings in connection with or relating to the Securitization or other applicable Secondary Market Transaction are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e)       If Lender determines that Borrower alone or Borrower and one or more Affiliates of any Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall and shall cause Mortgage Borrower to furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)       Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i)       with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization or other applicable Secondary Market Transaction, within ten (10) Business Days after notice from Lender; and

(ii)       with respect to ongoing information required under Sections 9.1(d) and (e) above, (A) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (B) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.

(g)       All financial data and financial statements provided by Borrower or Mortgage Borrower hereunder pursuant to Sections 9.1(c), (d), (e) and (f) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and any and all other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants of Borrower or Mortgage Borrower acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial data and financial statements (audited or unaudited) provided by Borrower shall be accompanied by an Officer’s Certificate which shall state that such financial data and financial statements meet the requirements set forth in the first sentence of this paragraph.

(h)       In the event Lender determines, in connection with a Securitization or other applicable Secondary Market Transaction, that financial statements and financial data required in order to comply with Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements are other than as provided herein, then notwithstanding the foregoing provisions of this Section 9.1, Lender may request, and Borrower shall and shall cause Mortgage Borrower to promptly provide, such other financial statements and financial data as Lender determines to be necessary or appropriate for such compliance.

(i)       Without limiting the generality of Section 9.1(h) above, if requested by Lender, Borrower shall and shall cause Mortgage Borrower to promptly provide Lender with any financial statements or financial, statistical, operating or other information as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any Disclosure Document, any Exchange Act Filing or any report that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender.

(j)       Borrower agrees that Lender may disclose any information relating to Borrower, Mortgage Borrower, its Affiliates, the Property, the Collateral or any aspect of the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to the parties requesting such information and, if applicable, the NRSROs, Rating Agencies or any actual or prospective counterparty or investor and their respective representatives in connection with any Secondary Market Transaction. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender or other Securitization Indemnified Parties may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act, any rules promulgated thereunder or any other applicable Legal Requirements.

(k)       Borrower agrees that each participant or other actual or prospective counterparty or investor in a Secondary Market Transaction shall be entitled to the benefits of Section 2.8 to the same extent as if such participant was a Lender.

(l)       With respect to ongoing financial data or financial statements required under Sections 9.1(d) and (e) above, Borrower’s obligation to furnish such information shall be subject to the condition that compliance with such obligation shall be at no material additional cost to Borrower.

Section 9.2   Secondary Market Indemnification.

(a)       Borrower understands that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization or other applicable Secondary Market Transaction and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to actual or prospective counterparties and investors with respect to the

Secondary Market Transaction, the Rating Agencies, the NRSROs and each of their representatives and other advisory and service providers relating to a Securitization or other applicable Secondary Market Transaction. In the event that any Disclosure Document is required to be revised at any time, Borrower will cooperate, and cause Mortgage Borrower to cooperate, with Lender (or, if applicable, the holder of the applicable interest in the Loan) in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b)       Borrower hereby agrees to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or other applicable Secondary Market Transaction or has acted as the issuer, the sponsor or depositor in connection with a Securitization or other applicable Secondary Market Transaction, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of the Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of the Securities issued in connection with a Securitization, any counterparty, investor or participant of Lender and each of their respective directors, officers, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Securitization Indemnified Parties”) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (collectively, the “Securitization Indemnification Liabilities”) to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of or are based upon (i) any untrue statement of any material fact contained in the information provided to Lender by Borrower, Mortgage Borrower, any Affiliate of Borrower or Mortgage Borrower or any of their respective agents, counsel or representatives, (ii) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, and (iii) a breach of the representations and warranties made by Borrower in Section 3.1.34 of this Agreement. Borrower also agrees to reimburse each Securitization Indemnified Party for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with investigating or defending the Securitization Indemnification Liabilities. Borrower’s liability under this paragraph will be limited to any such liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost or expense that arises out of or is based upon an untrue statement or omission made therein in reliance upon and in conformity with information furnished by or on behalf of Borrower in connection with the preparation of the Disclosure Documents or in connection with the underwriting or closing of the Loan (including, without limitation, financial statements of Borrower and Mortgage Borrower, operating statements and Rent Rolls with respect to the Property). This indemnity provision will be in addition to any obligation or liability which Borrower may otherwise have.

(c)       In connection with Exchange Act Filings and information therein or other reports containing comparable information that are required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, as it relates to the Property, the Collateral, Mortgage Borrower, Borrower, Guarantor, any Affiliate of Mortgage Borrower, Borrower or Guarantor, Manager or any other aspect of the Loan, Borrower agrees to (i) indemnify the Securitization Indemnified Parties for Securitization Indemnification Liabilities to which any Securitization Indemnified Party may become subject insofar as the Securitization Indemnification Liabilities arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document, in connection with the underwriting or closing of the Loan or any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including financial statements of Borrower or Mortgage Borrower, operating statements and Rent Rolls with respect to the Property, and (ii) reimburse each Securitization Indemnified Party for any legal or other costs and expenses reasonably incurred by such Securitization Indemnified Party in connection with defending or investigating the Securitization Indemnification Liabilities.

(d)       Promptly after receipt by a Securitization Indemnified Party of notice of any claim or the commencement of any action or suit, such Securitization Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Borrower, notify Borrower in writing of the claim or the commencement of such action or suit; provided, however, that the failure to notify Borrower shall not relieve Borrower from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower shall not relieve Borrower from any liability which it may have to any Securitization Indemnified Party otherwise than under the provisions of this Section 9.2. If any such claim, action or suit shall be brought against any Securitization Indemnified Party, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to such Securitization Indemnified Party. After notice from Borrower to the applicable Securitization Indemnified Party of Borrower’s election to assume the defense of such claim, action or suit, Borrower shall not be liable to such Securitization Indemnified Party for any legal or other costs and expenses subsequently incurred by such Securitization Indemnified Party in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action or suit include both Borrower, on the one hand, and one or more Securitization Indemnified Parties on the other hand, and a Securitization Indemnified Party shall have reasonably concluded that there are legal defenses available to it and/or other Securitization Indemnified Parties that are different or in addition to those available to Borrower, the Securitization Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action or suit on behalf of such Securitization Indemnified Party or Parties. The Securitization Indemnified Party shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Securitization Indemnified Party is seeking or intends to seek reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are related solely to the defense of a claim for which Borrower is required hereunder to indemnify such Securitization Indemnified Party. Borrower shall not be liable for the costs and expenses of more than one (1) such separate counsel unless a Securitization Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Securitization Indemnified Party.

(e)       Without the prior written consent of the applicable Securitization Indemnified Party (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Securitization Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given the applicable Securitization Indemnified Party reasonable prior notice thereof and shall have obtained an unconditional release of each Securitization Indemnified Party from all Securitization Indemnification Liabilities arising out of or relating to such claim, action, suit or proceeding. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by any Securitization Indemnified Party without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).

(f)       Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Securitization Indemnified Party harmless (with respect only to the Securitization Indemnification Liabilities that are the subject of this Section 9.2), then Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, shall contribute to the Securitization Indemnification Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrower, on the one hand, and such Securitization Indemnified Party, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative faults of Borrower, on the one hand, and all Securitization Indemnified Parties, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other Person who is not also found liable for such fraudulent misrepresentation, and (B) Borrower agrees that in no event shall the amount to be contributed by the Securitization Indemnified Parties collectively pursuant to this Section 9.2(f) exceed the amount of the fees actually received by the Securitization Indemnified Parties in connection with the closing of the Loan.

(g)       Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Securitization Indemnified Party is a formal party to any claim, action, suit or proceeding. Borrower further agrees that the Securitization Indemnified Parties are intended third party beneficiaries under this Section 9.2.

(h)       Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies.

(i)       The liabilities and obligations of Borrower and the Securitization Indemnified Parties under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

X.       DEFAULTS

Section 10.1   Event of Default.

(a)       Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)       (A) if any monthly Debt Service, any monthly deposit of Substitute Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the Debt is not paid when due; provided that, with respect to this clause (B), such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(ii)       if any of the Property Taxes or Other Charges are not paid prior to delinquency;

(iii)       if the Policies are not kept in full force and effect;

(iv)       if Borrower commits, permits or suffers a Transfer in violation of the provisions of this Agreement or Section 5(b) of any Pledge Agreement;

(v)       if any certification, representation or warranty made by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, including without limitation any certifications delivered by Guarantor in connection with the Guaranty, shall have been false or misleading in any material respect as of the date such certification, representation or warranty was made;

(vi)       (A) if Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial shall make a general assignment for the benefit of creditors or (B) if Guarantor shall make a general assignment for the benefit of creditors;

(vii)        (A) if Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial fails or admits publicly its inability to pay debts generally as they become due or (B) if, Guarantor fails or admits publicly its inability to pay debts generally as they become due;

(viii)       (A) if a receiver, liquidator or trustee shall be appointed for Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial or if Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial, or if any proceeding for the dissolution or liquidation of Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Mortgage Borrower, Borrower or Plymouth Industrial 20 Financial, upon the same not being discharged, stayed or dismissed within thirty (30) days, or (B) if a receiver, liquidator or trustee shall be appointed for Guarantor or if Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days or if an order for relief is entered;

(ix)       if Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)       if Borrower or Mortgage Borrower shall be in default beyond any applicable cure periods under any agreement (other than the Loan Documents and the Mortgage Loan Documents) creating a Lien on the Property or the Collateral or any part thereof (other than a Permitted Encumbrance);

(xi)       with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii)       if Borrower shall continue to be in Default under any of the terms, covenants or provisions set forth in Section 9.1, Section 11.29 or Section 11.34 hereof, or fails to cooperate with Lender in connection with a Secondary Market Transaction in accordance with the terms, covenants and provisions set forth in Section 9.1 hereof, for three (3) Business Days after receipt by Borrower of written notice from Lender;

(xiii)       if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect;

(xiv)       if Borrower, Plymouth Industrial 20 Financial or any Mortgage Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

(xv)       if a Mortgage Loan Event of Default shall exist;

(xvi)       if Amtec exercises the Amtec Purchase Option and Borrower fails to pay (i) to Lender, all amounts required to be paid pursuant to Section 2.6.3 hereof and (ii) all amounts due to Mortgage Lender pursuant to the Mortgage Loan Partial Release Agreement, including, without limitation, the Release Amount and the Additional Allocated Loan Amount (as such terms are defined in the Mortgage Loan Partial Release Agreement);

(xvii)       If there is a default by Borrower or Plymouth Industrial 20 Financial under the JV Agreement or if DOF IV Plymouth’s Membership Interests (as defined in the JV Agreement) are not redeemed on or before the Redemption Date (as defined in the JV Agreement) in accordance with the terms of the JV Agreement;

(xviii)       if a material default has occurred and continues beyond any applicable cure period by Mortgage Borrower under the Management Agreement and such default permits Manager thereunder to terminate or cancel the Management Agreement;

(xix)       if the Management Agreement is terminated for any reason other than as permitted by Section 7 of this Agreement;

(xx)       if Borrower, Plymouth Industrial 20 Financial, any Mortgage Borrower, Guarantor of any Affiliate of the foregoing shall fail to comply with the terms, covenants or conditions of Section 4.1.32 and/or Section 4.1.33 here of;

(xxi)       [intentionally omitted];

(xxii)       if Borrower shall fail to comply with any of the terms, covenants or conditions of Section 4.1.6 of this Agreement;

(xxiii)       if Borrower shall fail to comply, or fail to cause Mortgage Borrower to comply, with any of the terms, covenants or conditions of Section 2.7 of this Agreement;

(xxiv)       if there shall be a default under any provision of the TL Participation Agreement;

(xxv)       if the Liens created pursuant to the Pledge Agreement shall cease to be fully perfected enforceable first priority security interests other than through actions by, or on behalf of, the Lender;

(xxvi)       if there shall be a Default under any of the other Loan Documents beyond the cure period set forth in such Loan Documents, whether as to Borrower, Guarantor, the Property or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

(xxvii)       if Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any of the other Loan Documents not specified in clauses (i) to (xxvi) above, for ten (10) days after Borrower’s receipt of written notice from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after Borrower’s receipt of written notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(b)       During the continuation of an Event of Default (other than an Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2   Remedies.

(a)       Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower, Plymouth Industrial 20 Financial, Mortgage Borrower or Guarantor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower, Plymouth Industrial 20 Financial, Mortgage Borrower or Guarantor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or initiated or taken other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole and absolute discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, if an Event of Default has occurred and remains outstanding, (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force until the Pledge Agreement has been foreclosed, the Collateral sold and/or otherwise realized upon in satisfaction of the Obligations or the Debt has been paid in full.

(b)       With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Debt in any order, proportion or priority, and Lender may seek satisfaction out of the Collateral, or any part thereof, in its sole and absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole and absolute discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Pledge Agreement to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose upon the Pledge Agreement to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the foreclosure upon the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the foreclosure upon the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.

(c)       Upon the occurrence of an Event of Default (but without limiting Lender’s rights under Section 9.1, Section 11.29 or Section 11.34 hereof), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (collectively, the “Severed Loan Documents”) in such denominations and priority as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and other matters and documentation in connection therewith. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)       Any amounts recovered from the Collateral or any other collateral for the Loan after the occurrence of an Event of Default may be applied by Lender toward the payment of any principal and/or interest of the Loan and/or any other amounts due under the Loan Documents in such order, proportion and priority as Lender in its sole and absolute discretion shall determine.

Section 10.3   Right to Cure Defaults.

(a)       Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower hereunder or under the other Loan Documents in such manner and to such extent as Lender may deem necessary, including, without limitation, curing any default under any Lease or breach of the Management Agreement, regardless of whether a Default or Event of Default exists hereunder. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral and the Property for such purposes. All costs and expenses incurred by Lender in remedying or attempting to remedy such Event of Default or such other breach or default by Borrower or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Lender. All such costs and expenses incurred by Lender, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

(b)       Upon the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Lender shall execute and deliver a written confirmation that such Event of Default has ceased to continue, which confirmation shall not be unreasonably withheld if Lender has accepted the tendered cure of such Event of Default; provided, however, that nothing contained herein shall obligate lender to accept the tendered cure of any Event of Default. Lender shall not be obligated under any circumstances whatsoever to execute and deliver any such writing. Without limitation, this Section shall govern in any case where reference is made in this Loan Agreement or elsewhere in the Loan Documents to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

Section 10.4   Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole and absolute discretion. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of an Event of Default shall impair any such right, power or remedy or shall be construed as a waiver thereof, but any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any right, power or remedy consequent thereon.

XI.       MISCELLANEOUS

Section 11.1   Successors and Assigns.

This Agreement and all agreements, covenants, representations and warranties in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2   Lender’s Discretion.

Whenever pursuant to this Agreement or the other Loan Documents, Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3   Governing Law.

(A)       THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST

EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System

111 Eighth Avenue

New York, NY 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE AGENT IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4   Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5   Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement in, or exercising any right, power, remedy or privilege under, this Agreement or any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6   Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing (a) sent by electronic mail, (b) sent by registered or certified mail, postage prepaid, return receipt requested, (c) delivered by hand or (d) delivered by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) if sent by electronic mail, on the date of sending the electronic mail if sent during business hours on a Business Day (otherwise on the next Business Day), provided that a copy of said Notice is also sent within one (1) Business Day by one of the methods provided in (b), (c) or (d) above, (ii) if sent by registered or certified mail, on the date of delivery or the date of the first attempted delivery, in either case on a Business Day (otherwise on the next Business Day), (iii) if delivered by hand, on the date of delivery if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iv) if sent by an overnight commercial courier, on the next Business Day, in each case addressed to the parties as follows:

If to Lender:	DOF IV REIT Holdings, LLC
475 Fifth Avenue
New York, New York 10017
Attention: Abbey Kosakowski and Gianluca Montalti
Email: AKosakowski@torchlightinvestors.com and
GMontalti@torchlightinvestors.com

With a copy to:	Windels Marx Lane & Mittendorf, LLP
156 West 56th Street
New York, New York 10019
Attention: F. Robert Brusco, Esq.
Email: rbrusco@windelsmarx.com

And an additional copy to Servicer:	Trimont Real Estate Advisors, Inc.
One Alliance Center
3500 Lenox Road, #G1
Atlanta, Georgia 30326
Attention: Eric Lind and Steven Lauer, Esq.
Email: elind@trimontrea.com
slauer@trimontrea.com

If to Borrower:	Plymouth Industrial 20 LLC
260 Franklin Street, 19th Floor
Boston, Massachusetts 02210
Attention: Jeffrey E. Witherell
Email: jeff.witherell@plymouthrei.com

With a copy (which shall not constitute notice) to:	Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kenneth.betts@lockelord.com

Section 11.7   Trial by Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8   Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9   Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10   Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations. To the extent Borrower makes any payment to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or a portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11   Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to the applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12   Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or its agent has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13   Expenses; Indemnity.

(a)       Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) Borrower and Mortgage Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable, fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, Mortgage Borrower, this Agreement, any other Loan Document, the Collateral, the Property, or any other security given for the Loan; (vi) enforcing any obligations of, or collecting any payments due from, Borrower or Guarantor under this Agreement or the other Loan Documents or with respect to the Property, the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings; and (vii) securing Borrower’s compliance with any requests made by Lender pursuant to the provisions of this Agreement, including Section 9.1, Section 11.29 or Section 11.30 hereof; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud, or willful misconduct of Lender. At Lender’s discretion, any such costs and expenses due and payable to Lender may be paid to Lender from any amounts in the Deposit Account, the Working Capital Account or the Substitute Cash Management Account.

(b)       Borrower shall indemnify, defend and hold harmless Lender Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable, fees and expenses of counsel for any Lender Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnitee in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) any misstatement or omission in any report, certificate, financial statement, other agreement, instrument or document or other materials or information provided by or on behalf of Borrower pursuant to this Agreement or any other Loan Document or in connection with the Loan, or (iii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

(c)       Borrower shall pay for or, if Borrower fails to pay, to reimburse Lender for any fees, costs and expenses of any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees, costs and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 11.14   Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15   Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16   No Joint Venture or Partnership.

(a)       Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or in the Loan Documents shall be construed to create or give rise to (i) any joint venture, partnership, tenancy-in-common, or joint tenancy relationship, or any other relationship other than creditor/lender and debtor/borrower, between Lender and Borrower or any of its Affiliates, nor to grant Lender any interest in the Property or Collateral other than that of pledgee, beneficiary or lender, or (ii) any rights, duties or obligations of Lender to Borrower or any of its Affiliates of any kind or nature except as expressly set forth in the Loan Documents; and Borrower and its Affiliates agree never to institute or cause to be instituted or continue prosecution of any suit or cause of action or proceeding of any kind or nature whatsoever against Lender in its capacity as lender in contravention of the foregoing.

(b)       The Loan Documents are solely for the benefit of Lender and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse the Substitute Reserve Funds, if any) hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Substitute Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c)       Borrower hereby acknowledges that an Affiliate of Lender (the “TL Member”) holds an equity ownership interest in Borrower as more particularly set forth in the organizational chart attached hereto as Schedule II. Borrower and its Affiliates hereby recognize, acknowledge and agree that Lender is a wholly separate and distinct Person, separate and distinct from the TL Member, Borrower and Borrower’s Affiliates, and that no claims of any kind or nature whatsoever of Borrower or its Affiliates against the TL Member or otherwise, shall give rise to any claims or defenses against Lender in its capacity as lender or otherwise or to any claims or defenses in any manner relating to or relevant to the Loan or the Loan Documents or in any manner be admissible in any proceeding relating to the Loan or the Loan Documents or the enforcement thereof; Borrower and its Affiliates agree never to institute or cause to be instituted or continue prosecution of any suit or cause of action or proceeding against Lender in its capacity as lender or otherwise in contravention of the foregoing.

(d)       Borrower and its Affiliates hereby waive and release any and all defenses, affirmative defenses, set-offs, claims, counterclaims or causes of action of any kind of nature which Borrower or any of its Affiliates might assert against Lender in its capacity as lender, relating to the Loan or to the Loan Documents, or the enforcement by Lender of its rights and remedies thereunder, to the extent arising out of or relating to the fact and circumstance that the TL Member is a member of Borrower; and each of Borrower and its Affiliates covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or cause of action or proceeding of any kind or nature whatsoever against Lender in its capacity as lender in contravention of the foregoing.

Section 11.17   Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents or Lender or any of its Affiliates shall be subject to the prior approval of Lender. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan.

Section 11.18   Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Mortgage Borrower, Borrower’s partners, members and others with interests in Borrower, the Property and the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 11.19   Waiver of Offsets/Defenses/Counterclaims.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20   Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges and agrees that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any legal, beneficial or economic interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21   Brokers and Financial Advisors.

Borrower hereby represents that, except for Oberon Securities (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22   Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Agreement, the Note, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral, and in any other collateral given to Lender, and Lender, by accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Pledge Agreement; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower, in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its rights and remedies against the Collateral or any other collateral given to Lender pursuant to the Loan Documents; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including, attorneys’ fees and costs reasonably incurred) arising out of or in connection with, and Borrower shall be personally liable for, the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as the “Borrower’s Recourse Liabilities”):

(i)       the gross negligence or willful misconduct by or on behalf of Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, any Key Principal, Guarantor or any Controlled Affiliate of any of the foregoing or any of their respective agents or representatives acting at the direction of any of the foregoing in connection with the Loan, the Property or the Collateral;

(ii)       intentional material physical waste or willful destruction of the Property by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, any Key Principal, Guarantor or any Controlled Affiliate of any of the foregoing;

(iii)       Following the occurrence of an Event of Default, Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, any Key Principal, Guarantor or any Controlled Affiliate of any of the foregoing knowingly and in bad faith hinders or frustrates Lender’s exercise of its remedies under the Loan Documents, or raises or seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan and the defense, judicial intervention or injunctive or other equitable relief or right raised or asserted is (a) frivolous, (b) without merit, or (c) is raised or asserted in bad faith;

(iv)       fraud, or intentional material misrepresentation by Borrower, Plymouth Industrial 20 Financial, Mortgage Borrower, any Key Principal Guarantor or any Controlled Affiliate of Borrower or Guarantor in connection with the Loan;

(v)       the misappropriation, misapplication or conversion by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, any Key Principal, Guarantor, Asset Manager or any Controlled Affiliate of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards or other amounts received in connection with a Condemnation of all or a portion of the Property, (C) any Gross Revenue or other income with respect to the Property, (D) any security deposits, advance deposits or any other deposits collected with respect to the Property, (E) any proceeds of any disposition of all or a portion of the Property or the Collateral in violation of the Loan Documents, (F) any distributions in violation of Section 4.2.17 or (G) any other income or proceeds from any portion of the Property, in violation of the Loan Documents and/or the Mortgage Loan Documents;

(vi)       any amendment, modification or termination of any of the Organizational Documents of Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial or any partner or member of Borrower or Mortgage Borrower or Plymouth Industrial 20 Financial or any loan agreement or similar agreement binding on any such Person, in each case without the prior written consent of Lender, in its sole and absolute discretion, or any failure to maintain its status as a single purpose entity as approved by Lender;

(vii)       a breach of any of the covenants set forth in Section 4.2.10 [ERISA] or Section 4.2.13 hereof [SPE];

(viii)       Borrower’s or Mortgage Borrower’s failure to pay the Property Taxes or assessments affecting the Property that could create a Lien on the Property, but only the extent that there was sufficient cash flow from the Property to pay same. Borrower and Guarantor shall have no liability for such Property Taxes or assessments to the extent that sufficient amounts to pay such items were deposited with Lender pursuant to Article XI hereof and Lender failed to pay such Property Taxes or assessments;

(ix)       any assertion by Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, any Key Principal, Guarantor, or any Controlled Affiliate of any of the foregoing that the relationship between Lender and Borrower is anything other than that of a debtor and creditor arising under the Loan Documents;

(x)       [intentionally omitted];

(xi)       the failure to obtain Lender’s consent in connection with any amendment, modification or termination of the Mortgage Loan Documents;

(xii)       the failure to obtain Lender’s consent in connection with any amendment, modification or termination of the Management Agreement or Asset Management Agreement, to the extent such consent is required under the Loan Documents;

(xiii)        the failure to obtain Lender’s consent in connection with the execution, amendment, extension or termination of any Lease or Material Agreement, to the extent such consent is required under the Loan Documents;

(xiv)       the breach of any covenants set forth in Sections 2.7, 4.2.1, 4.2.5, 11.7 or 11.19 hereof; and

(xv)        any breach of any representation, warranty or covenant contained in Section 4(a), (b), (c), (g), (h), or (i) or Section 5(a), (b), (d) or (f) of any Pledge Agreement.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the U.S. Bankruptcy Code or any other Bankruptcy Law to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that any of the following occurs (each, a “Springing Recourse Event”): (1) any Mortgage Borrower and/or Mortgage Loan Guarantor is released from its obligations under the Mortgage Loan without Lender’s prior written consent, other than in connection with the payment in full of the entire Principal Indebtedness (as defined in the Mortgage Loan Agreement), together with all accrued but unpaid interest thereon and all other amounts due under the Mortgage Loan Documents; (2) the failure to obtain Lender’s prior consent to any Transfer, except to the extent expressly permitted by this Agreement, or any violation of Section 5(b) of any Pledge Agreement or any of the due on sale provisions of the Loan Documents; (3) Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property or the Collateral or any part thereof or interest therein (except for any Permitted Encumbrances) to the extent such Indebtedness or voluntary Lien is not otherwise expressly permitted under this Agreement or under the Loan Documents; (4) Borrower, Mortgage Borrower, Guarantor or Plymouth Industrial 20 Financial files a voluntary petition under the Bankruptcy Law; (5) Borrower, Mortgage Borrower, Guarantor, Plymouth Industrial 20 Financial, any Key Principal or any Controlled Affiliate, thereof files, or joins in the filing of, an involuntary petition against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor under the Bankruptcy Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor from any Person; (6) Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Law or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor from any Person; (7) Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial, Guarantor, any Key Principal or any Controlled Affiliate, thereof consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or Plymouth Industrial 20 Financial or any portion of the Property or the Collateral; (8) Borrower, Mortgage Borrower, Plymouth Industrial 20 Financial or Guarantor makes a general assignment for the benefit of creditors, or admits publicly or in writing to any creditor or in any action or proceeding, its insolvency or inability to pay its debts as they become due; (9) any two (2) of the three (3) Key Principals are no longer employed in such capacity for any reason during the term of the Loan, other than as a result of death or disability; (10) the failure or refusal of Borrower, any Mortgage Borrower, Plymouth Industrial 20 Financial, any Guarantor or any of their Affiliates to cooperate fully and completely with Lender (or its Affiliates) in effectuating all of the provisions of Section 4.2 of the JV Agreement, Section 4.1.32 of this Agreement or Section 4.1.33 of this Agreement, including, without limitation, the delivery to Lender of the Updated Mosteller Documents and/or the Updated Pledge Documents; and (11) any action by Borrower, any Mortgage Borrower, Plymouth Industrial 20 Financial, any Guarantor or any of their Affiliates or the assertion of any defense or claim by any of the foregoing that hinders, delays or interferes with the Lender’s (or its Affiliates’) enforcement of its rights under Section 4.2 of the JV Agreement, Section 4.1.32 of this Agreement or Section 4.1.33 of this Agreement.

Section 11.23   Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet dated June 7, 2016 between Plymouth Industrial OP, LP and Torchlight Investors, LLC, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24   Servicer.

(a)       At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, nominees or designees, are collectively referred to herein as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents, the right to receive from Borrower the Servicer Fees, to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. The initial Servicer shall be Trimont Real Estate Advisors, Inc. Borrower shall be responsible for (i) any set-up fees or any other initial costs relating to or arising under the Servicing Agreement, (ii) the monthly and/or regularly scheduled servicing fees and any other reasonable out-of-pocket costs and expenses relating to or arising under the Servicing Agreement and (iii) all reasonable out-of-pocket costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer or the trustee with respect to (A) delinquent debt service payments or expenses of curing Borrower’s Event of Default under the Loan Documents, payable by Lender to Servicer or a trustee and provided for under the Servicing Agreement or expenses paid by Servicer or a trustee in respect of the protection and preservation of the Property (including, without limitation, payments of Property Taxes and Insurance Premiums and interest payable on advances made by Servicer), (B) as a result of an Event of Default under the Loan or the

Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents or of any insolvency or bankruptcy proceeding, (C) any special requests made by Borrower, any other Loan Party or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, defeasance, assumption or modification of the Loan or (D) the reasonable out-of-pocket costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement). Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of reasonable out-of-pocket costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents.

(b)       Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor pursuant to the provisions of this Agreement and the other Loan Documents.

(c)       Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Guarantor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Guarantor shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25   Joint and Several Liability.

If Borrower consists of more than one (1) Person, the representations, warranties, covenants, obligations and liabilities of each Person shall be joint and several.

Section 11.26   Creation of Security Interest.

Notwithstanding any other provision set forth in this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, Lender may at any time grant a security interest in all or any portion of its rights under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents (including, without limitation, the payments owing to it) (a) to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to the central reserve bank or similar authority of any other country to secure any obligation of Lender or its Affiliates to such bank or similar authority or (b) to secure any borrowing by Lender or its Affiliates from any company that purchases or funds financial assets by issuing commercial paper.

Section 11.27   Register.

(a)       Lender or a designated successor of any obligations pursuant to this Section 11.27, solely for this purpose as agent of Borrower, shall maintain at one of its offices a copy of each assignment of the Note delivered to it and a register for the recordation of the names and addresses of the transferees in such assignment, and the principal amounts of the

Loan owing to, each transferee in such assignment pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Lender and each transferee in an assignment may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. It is intended that this Section 11.27 constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c) and shall be interpreted consistently therewith.

(b)       Each Lender that grants a participation pursuant to Section 9.1(a) shall maintain a register as an agent of Borrower on which it enters the name and address of each Participant and the principal and interest amount of each Participant's interest in such Lender's Commitment and/or the Loans, as applicable (the “Participant Register”); provided that no Lender shall have any obligation to disclose any portion of the Participant Register to any Person except to the extent such disclosure is made in connection with establishing that the Loan hereunder is in registered form for United States federal income tax purposes. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 11.28   Set-Off.

In addition to any other rights and remedies of Lender provided by the Loan Documents and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29   Component Notes.

Without in any way limiting Lender’s other rights under this Agreement or any other Loan Document (including Lender’s rights under Section 9.1 and Section 11.30 hereof), Lender shall have the right, at any time and in its sole and absolute discretion, to require Borrower to execute and deliver new component notes (including senior and junior notes) to replace the original note or modify the original note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Lender, provided that such component notes shall not (A) increase the initial weighted average interest rate or change the amortization of principal set forth herein or in the Note (except that the weighted average interest rate or the amortization of principal may subsequently change due to involuntary prepayments or if an Event of Default shall occur) or (B) amend or otherwise modify any other material economic term of the Loan. Borrower, at its sole cost and expense, shall cooperate with all reasonable requests of Lender in order to establish the component notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be required by Lender or any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and, if applicable, satisfactory to such Rating Agency (including, without limitation, the severance of security documents); provided that no such delivery shall materially increase Borrower’s liabilities and obligations or materially decrease Borrower’s rights and privileges, in each case from what is contemplated under the Loan Documents. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to, make and execute all documents necessary or desirable to establish the component notes as described in this Section 11.29, Borrower ratifying all that its said attorney shall do by virtue thereof.

Section 11.30   Waiver of Rights, Defenses and Claims.

Borrower hereby unconditionally and irrevocably waives all rights, defenses and claims that Borrower may have based on the fact that certain terms and provisions of the Mortgage Loan Agreement, including without limitation certain definitions set forth in Section 1.1 of the Mortgage Loan Agreement, are incorporated into this Agreement by reference.

Section 11.31   Approvals; Third Parties; Conditions.

(a)       All approval rights retained or exercised by Lender with respect to any Leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person.

(b)       This Agreement and the other Loan Documents are for the sole and exclusive use of Borrower and Lender and may not be enforced, nor relied upon, by any other Person. Nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon any Person other than Borrower and Lender any right to insist upon or to enforce the performance or observance of any of the terms, covenants and conditions contained herein or therein. All conditions to the obligations of Lender hereunder or under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make the Loan (or, if applicable, make any advances) or otherwise perform or satisfy such obligations in the absence of strict compliance with any or all of such conditions and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole and absolute discretion.

Section 11.32   Limitation on Liability of Lender’s Officers, Employees, etc.

Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s interest in the Collateral only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any other asset or property of Lender or the asset or property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 11.33   Certain Additional Rights of Lender (VCOC).

Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)       the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur on a regular basis with Lender having the right to call special meetings at any reasonable times upon reasonable notice;

(b)       the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)       the right, in accordance with the terms of this Agreement to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)       the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 11.33 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 11.34   Right of First Refusal to Provide Future Financing.

(a)       Financing Right of First Refusal. Torchlight shall have a right of first refusal (but no obligation) with respect to any refinancing of the Loan or Mortgage Loan or alternate recapitalization that may be proposed from time to time from any source with respect to the Property or the Collateral (collectively, any such financing, whether in the form of senior or subordinate financing or an equity investment is hereinafter referred to as the “Future Financing”). Borrower shall, and shall cause Mortgage Borrower to, notify Torchlight in writing (the “ROFR Financing Notice”) of its intention to obtain any such Future Financing, and in conjunction therewith, provide Torchlight with at least two (2) competitive bona fide arm’s length term sheets from third party lenders or investors (each, a “Competitive Offer”, and collectively, the “Competitive Offers”), and offer to Torchlight (in each case, a “Financing Right of First Refusal”) the opportunity to consider whether or not Torchlight will provide such Future Financing. Borrower shall not, and shall not permit Mortgage Borrower to, consummate any Future Financing without first having complied with the provisions of this Section 11.34.

(b)       Financing Right of First Refusal Procedure. The Financing Right of First Refusal shall be subject to the procedures set forth below:

(i)       As and when Borrower and/or Mortgage Borrower determines that it will seek to obtain Future Financing and, in connection therewith, receives the Competitive Offers, Borrower shall, and shall cause Mortgage Borrower to, promptly send to Lender the ROFR Financing Notice and the applicable Competitive Offers.

(ii)       Upon receipt of the ROFR Financing Notice and the applicable Competitive Offers, Lender shall have the right to request within fifteen (15) Business Days of receipt thereof, and Borrower shall provide or cause to be provided, all information and materials relating to Borrower, Mortgage Borrower and their direct principals and the Property and Collateral that Lender shall reasonably require in order to evaluate whether or not it will seek to obtain the requisite internal approvals (the “Internal Approvals”) to extend the Future Financing (collectively, the “ROFR Information and Materials”) and Borrower shall, and cause Mortgage Borrower to, reasonably cooperate with Lender in providing the ROFR Information and Materials. Such ROFR Information and Materials shall be made available to Lender within five (5) Business Days of Lender’s request thereof.

(c)       After the receipt by Lender of the Competitive Offers and the ROFR Information and Materials, Lender shall have a period of fifteen (15) Business Days within which to evaluate whether to provide such Future Financing and issue a term sheet to Borrower and/or Mortgage Borrower, as applicable, setting forth then current market terms (as evidenced by the Competitive Offers) and such other terms and conditions typically required by Lender to provide such Future Financing (the “TL Term Sheet”). In the event that Lender delivers the TL Term Sheet to Borrower and/or Mortgage Borrower, as applicable, in accordance with this Section 11.34, Borrower and/or Mortgage Borrower, as applicable, shall deliver a good faith deposit to Lender within two (2) Business Days following receipt of the TL Term Sheet and, within ninety (90) days thereafter, Borrower and/or Mortgage Borrower, as applicable, and Lender shall use commercially reasonable efforts to close the Future Financing, subject to the terms set forth in the TL Term Sheet, by entering into Lender’s customary loan documents. In the event Lender and Borrower and/or Mortgage Borrower, as applicable, are unable to close the Future Financing described in the immediately preceding sentence for any reason other than either party’s intentional bad faith, Borrower and/or Mortgage Borrower, as applicable, shall have the ability to enter into the Future Financing with another Person pursuant to one of the Competitive Offers initially received by Borrower or Mortgage Borrower, provided however, that if Borrower and/or Mortgage Borrower, as applicable, is unable to close such Future Financing with such Person within ninety (90) days of Borrower’s and/or Mortgage Borrower’s, as applicable, and Lender’s failure to consummate such Future Financing, the Financing Right of First Refusal shall be reinstated and shall continue to be in full force and effect with respect to any subsequent Future Financing.

(d)       No Obligation. Lender shall not be liable in any manner whatsoever for (i) failure to deliver any notice or documents specified herein or (ii) its failure to continue to consider whether or not it will commit to extend the Future Financing.

Section 11.35   [Intentionally Omitted]

Section 11.36   Dissemination of Information.

(a)       At any time during the term of the Loan, Lender may forward to (i) each actual or prospective purchaser, transferee, assignee, servicer, participant, counterparty or investor in a Secondary Market Transaction, (ii) any Rating Agency rating such securities, or (iii) any actual or prospective investor in Lender (individually, an “Investor” and collectively, the “Investors”), any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each actual and prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any direct or indirect equity owner of Borrower, any Guarantor, any Indemnitor and the Property, which shall have been furnished by Borrower any Affiliate of Borrower, any Guarantor, any Indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

(b)       In the event Borrower fails to execute and deliver such documents described in this Agreement, including, without limitation, Section 9.1 and Section 11.29, to Lender within ten (10) Business Days following such written notice by Lender, and Lender sends a second notice to Borrower with respect to the delivery of such documents containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “POWER OF ATTORNEY IN FAVOR OF LENDER DEEMED EFFECTIVE FOR EXECUTION AND DELIVERY OF DOCUMENTS IF NO RESPONSE WITHIN TEN (10) BUSINESS DAYS”, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof, if Borrower fails to execute and deliver such documents within ten (10) Business Days of receipt of such second notice. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 11.36 after the expiration of ten (10) Business Days after the second notice thereof.

XII.       MORTGAGE LOAN

Section 12.1   Compliance With Mortgage Loan Documents.

Borrower shall (or shall cause Mortgage Borrower to) (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Lender; (c) promptly notify Lender of the giving of any notice by Mortgage Lender to Mortgage Borrower, Mortgage Loan Guarantor, Borrower or Guarantor of any Mortgage Loan Event of Default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Mortgage Borrower, Mortgage Loan Guarantor or any Affiliate to or from the Mortgage Lender or its agent; (e) not amend. modify, terminate, enter into or be bound by any Mortgage Loan Document that is not approved by Lender in writing; and (f) deliver (or shall cause Mortgage Borrower to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mortgage Borrower to Mortgage Lender under the Mortgage Loan Documents as and when due under the Mortgage Loan Documents. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to fund all reserves required to be funded pursuant to the Mortgage Loan Documents. In the event of a refinancing of the Mortgage Loan permitted by the terms of this Agreement, to the extent not applied by Mortgage Lender in accordance with the Mortgage Loan Documents, Borrower will cause all reserves on deposit with Mortgage Lender to be utilized by such Mortgage Borrower to reduce the amount due and payable to the Mortgage Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

Section 12.2   Mortgage Loan Defaults.

(a)       Borrower agrees to notify Lender promptly upon the occurrence of any Mortgage Loan Event of Default under the Mortgage Loan Documents. Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations under the Loan Documents, if any Mortgage Loan Event of Default occurs and is continuing under the Mortgage Loan Documents, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation to (A) pay all or any part of the Mortgage Loan and any other sums that are then due and payable thereunder, and perform any act or take any action on behalf of Borrower and/or Mortgage Borrower as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed, and (B) pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 12.2 (including attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, (v) shall be secured by the Loan Documents, (vi) shall be paid to Lender within two (2) Business Days following demand therefor and (vii) shall be referred to herein as “Protective Advances”. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default, Mortgage Loan Event of Default or asserted default or Mortgage Loan Event of Default under the Mortgage Loan. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against any Collateral and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.

(b)       Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Guarantor, Mortgage Borrower, Plymouth Industrial 20 Financial or any other party to make any such payment or performance.

(c)       Any default or breach by Mortgage Borrower under the Mortgage Loan Documents which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to such Mortgage Borrower under the Mortgage Loan Documents shall constitute an Event of Default hereunder, without regard to any subsequent payment or performance of any such obligations by Lender. Borrower, on behalf of Mortgage Borrower, hereby grants to Lender and its designees the right to enter upon the Property at any time following the occurrence and during the continuance of any Mortgage Loan Event of Default under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower’s, Mortgage Borrower’s and/or Lender’s interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this Section (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults or Mortgage Loan Events of Default), without prior notice to, or consent from, Borrower or Mortgage Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(d)       If Lender shall receive a copy of any notice of default or Mortgage Loan Event of Default under the Mortgage Loan Documents sent by Mortgage Lender (or its servicer), such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 12.2.

Section 12.3   Mortgage Loan Estoppels.

Borrower shall (or shall cause Mortgage Borrower to), from time to time, use commercially reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and Mortgage Borrower expressly representing to Lender the information requested by Lender regarding compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys' and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in any material respect, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Mortgage Borrower.

Section 12.4   Amendment to Mortgage Loan Documents.

Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment or modification to the Mortgage Loan Documents (which amendment or modification has been approved by Lender in accordance with the terms hereof) within five (5) days after the execution thereof; provided, however, nothing herein shall permit Mortgage Borrower to amend or modify the Mortgage Loan Documents without Lender’s prior written consent.

Section 12.5   Acquisition of Mortgage Loan.

(a)       Neither Borrower, Guarantor, Mortgage Borrower, Mortgage Loan Guarantor or any Affiliate (excluding Lender and Lender’s Affiliates) of any of them shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower or Mortgage Borrower or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; and (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b)       Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right, in accordance with the Mortgage Loan Documents, (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall such Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that such Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents

Section 12.6   [Intentionally Omitted].

Section 12.7   Refinancing or Prepayment of the Mortgage Loan.

Except (i) for prepayments made pursuant to the Mortgage Loan Partial Release Agreement or Sections 5.1.16 or 5.1.17 of the Mortgage Loan Agreement (ii) for refinancing the Mortgage Loan on the Maturity Date, (iii) for scheduled monthly debt service payments of principal and interest then due and payable and (iv) to the extent expressly permitted pursuant to the terms of this Agreement, neither Borrower, Guarantor nor Mortgage Borrower shall make any partial or full prepayments of amounts owing under the Mortgage Loan or refinance the Mortgage Loan without the prior written consent of Lender.

Section 12.8   Intercreditor Agreement.

Borrower hereby acknowledges and agrees that (a) the Intercreditor Agreement, together with any provisions in the Loan Documents that (i) state they are for the benefit of Mortgage Lender and/or (ii) are subject to any of the Mortgage Loan Documents or the rights of Mortgage Lender, will be solely for the benefit of Lender and Mortgage Lender, (b) neither Borrower nor Mortgage Borrower shall be intended third-party beneficiaries of any such provisions contained herein or in the Intercreditor Agreement, and (c) neither Borrower nor Mortgage Borrower shall have any rights hereunder or thereunder or shall be entitled to rely on any such provisions contained herein or therein. Neither Lender nor Mortgage Lender shall have any obligation to disclose to Borrower or Mortgage Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are and will be independent of the Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company

By: _____________________________

Name:

Title:

BORROWER:

PLYMOUTH INDUSTRIAL 20 LLC,

a Delaware limited liability company

By: _____________________________

Name:

Title: